================================================================================

                           Offer to Purchase for Cash
                     5,446,860 Units of Beneficial Interest
                                       of

                              Burlington Resources
                          Coal Seam Gas Royalty Trust
                                       at

                               $8.25 Net Per Unit
                                       by

                           San Juan Partners, L.L.C.
                             ---------------------
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
      NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 17, 1998, UNLESS EXTENDED.
                             ---------------------
THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED
   AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER 5,446,860 UNITS OF BENEFICIAL INTEREST OF BURLINGTON RESOURCES COAL SEAM GAS ROYALTY TRUST, OR SUCH
  GREATER OR LESSER NUMBER OF UNITS THAT, TOGETHER WITH THE UNITS OWNED BY SAN JUAN PARTNERS, L.L.C., WOULD CONSTITUTE 67% OF THE OUTSTANDING UNITS AS OF THE
DATE THE UNITS ARE ACCEPTED FOR PAYMENT BY SAN JUAN PARTNERS, L.L.C. PURSUANT TO
 THE OFFER (THE "MINIMUM NUMBER"). THE OFFER IS ALSO SUBJECT TO THE OTHER TERMS
  AND CONDITIONS THAT ARE CONTAINED IN THIS OFFER TO PURCHASE. SEE "THE TENDER
                 OFFER -- 14. CERTAIN CONDITIONS OF THE OFFER."
                             ---------------------
   EACH UNIT HOLDER SHOULD MAKE HIS OR HER OWN DETERMINATION AS TO WHETHER TO TENDER UNITS PURSUANT TO THE OFFER. HOLDERS OF UNITS ARE URGED TO READ THIS
OFFER TO PURCHASE CAREFULLY BEFORE MAKING ANY DECISION WITH REGARD TO THE OFFER.
                             ---------------------
                                   IMPORTANT

     Any Unit holder desiring to tender all or any portion of his or her Units should either (1) complete and sign the Letter of Transmittal or a facsimile copy thereof in accordance with the instructions in the Letter of Transmittal, have such Unit holder's signature thereon guaranteed if required by Instruction 1 to the Letter of Transmittal, mail or deliver the Letter of Transmittal (or facsimile thereof), or, in the case of a book-entry transfer effected pursuant to the procedure set forth in "THE TENDER OFFER -- 2. Procedures for Tendering Units," an Agent's Message (as defined herein), and any other required documents to the Depositary and either deliver the certificates for such Units to the Depositary along with the Letter of Transmittal (or facsimile thereof) or deliver such Units pursuant to the procedure for book-entry transfer set forth in "THE TENDER OFFER -- 2. Procedures for Tendering Units," or (2) request his or her broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him or her. A Unit holder having Units registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if he or she desires to tender such Units.

     A Unit holder who desires to tender Units and whose certificates for such Units are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, may tender such Units by following the procedure for guaranteed delivery set forth in "THE TENDER
OFFER -- 2. Procedures for Tendering Units."

     Requests for assistance or for additional copies of the Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase. A Unit holder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.
                             ---------------------
  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED
       IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                             ---------------------
                      The Dealer Manager for the Offer is:
                           JEFFERIES & COMPANY, INC.

January 20, 1998, as amended through January 22, 1998
================================================================================

                               TABLE OF CONTENTS

INTRODUCTION.......................................................    1
THE TENDER OFFER...................................................    2
   1.  Terms of Offer..............................................    2
   2.  Procedures for Tendering Units..............................    4
   3.  Withdrawal Rights...........................................    6
   4.  Acceptance for Payment and Payment for Units................    7
   5.  Certain Federal Income Tax Consequences.....................    8
   6.  Certain Information Concerning the Trust....................    9
   7.  Certain Information Concerning the Purchaser................   10
   8.  Price Range of Units; Cash Distributions....................   13
   9.  Distributions...............................................   14
  10.  Financing of the Offer......................................   14
  11.  Background of the Offer; Past Contacts, Transactions or
       Negotiations with the Trust.................................   18
  12.  Purpose and Structure of the Offer; Plans for the Trust.....   19
  13.  Effect of the Offer on the Market for Units; NYSE Listing
       and Exchange Act Registration; Margin Regulations...........   20
  14.  Certain Conditions of the Offer.............................   22
  15.  Appraisal Rights............................................   23
  16.  Certain Transactions........................................   23
  17.  Certain Legal Matters.......................................   23
  18.  Fees and Other Expenses.....................................   24
  19.  Miscellaneous...............................................   25

TO THE OWNERS OF UNITS OF BENEFICIAL INTEREST OF
BURLINGTON RESOURCES COAL SEAM GAS ROYALTY TRUST:

                                  INTRODUCTION

     San Juan Partners, L.L.C., a Texas limited liability company (the "Purchaser"), hereby offers to purchase 5,446,860 Units of Beneficial Interest ("Units") of Burlington Resources Coal Seam Gas Royalty Trust (the "Trust"), at a price of $8.25 per Unit, net to the seller in cash, without interest (the "Purchase Price"), upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal, both as amended from time to time (which together constitute the "Offer"). According to the Trust's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1997 (the "Trust 10-Q"), as of October 31, 1997, there were 8,800,000 Units outstanding, of which 449,140 Units (approximately 5.1%) are currently owned by the Purchaser. Tendering Unit holders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the purchase of the Units by the Purchaser pursuant to the Offer. The Purchaser will pay all charges and expenses of Jefferies & Company, Inc., as the Dealer Manager (the "Dealer Manager"), The Bank of New York, as the Depositary (the "Depositary"), and Morrow & Co., Inc., as the Information Agent (the "Information Agent"), incurred in connection with the Offer. See "THE TENDER OFFER -- 18. Fees and Other Expenses."

     The members of the Purchaser are EnCap Energy Capital Fund III, L.P., a Texas limited partnership ("EnCap Energy"), EnCap Energy Acquisition III-B, Inc., a Texas corporation ("EnCap B"), ECIC Corporation, a Texas corporation ("ECIC"), BOCP Energy Partners, L.P., a Texas limited partnership ("BOCP"), First Union Investors, Inc., a North Carolina corporation ("First Union Investors"), Andover Group, Inc., a Texas corporation ("Andover"), Charles T. McCord III, O'Sullivan Oil & Gas Company, Inc., a Texas corporation ("O'Sullivan Oil"), Christopher P. Scully, Scott W. Smith Funding, L.L.C., a Texas limited liability company, and John V. Whiting. EnCap Energy, EnCap B, ECIC and BOCP are sometimes collectively referred to herein as the "EnCap Group." Andover, McCord, O'Sullivan Oil, Scully, Smith Funding and Whiting are sometimes collectively referred to herein as the "O'Sullivan Group." The EnCap Group, First Union Investors and the O'Sullivan Group have approximately a 55.1%, 24.9% and 20.0% respective interest in the Purchaser. EnCap Investments L.C. ("EnCap") is the general partner of EnCap Energy and EnCap Energy Capital Fund III-B, L.P. The sole shareholder of EnCap B is EnCap Energy Capital Fund III-B, L.P. Energy Capital Investment Company PLC, a company incorporated in England and Wales under the Companies Act 1985 and registered under number 2867571 ("Energy Capital"), is the sole shareholder of ECIC. Banc One Capital Partners VIII, Ltd. is the general partner of BOCP. First Union Investors is a wholly-owned subsidiary of First Union Corporation, a North Carolina corporation. C. N. O'Sullivan is the sole shareholder of O'Sullivan Oil. The members of Smith Funding are Scott W. Smith, A. John Knapp, Jr., R. Randall Grace, Locke Investments, L.P., R. Allen Schubert, Christopher L. Knapp and Breckinridge L. Knapp. The Purchaser, the EnCap Group, First Union Investors and the O'Sullivan Group are sometimes collectively referred to herein as the "Acquirors."

     The purpose of the Offer is to acquire, together with Units already owned by the Purchaser, 67% of the outstanding Units as the first step in effecting the termination of the Trust, at which time the assets of the Trust would be liquidated and sold as then required by the terms of the Trust Agreement, among Meridian Oil Production Inc., Burlington Resources Inc., Mellon Bank (DE) National Association and NationsBank of Texas, N.A., dated May 1, 1993 (the "Trust Agreement"), and the eventual distribution to the Unit holders of the proceeds from the sale of the assets of the Trust. Pursuant to the Trust Agreement, the affirmative vote by the holders of not less than 66 2/3% of all of the Units outstanding shall be required to terminate the Trust. See "THE TENDER OFFER -- 12. Purpose and Structure of the Offer; Plans for the Trust."

     Consummation of the Offer is conditioned upon there being validly tendered and not withdrawn prior to the expiration of the Offer at least the Minimum Number of Units (the "Minimum Condition"). Purchaser reserves the right (subject to the applicable rules and regulations of the Securities and Exchange Commission (the "Commission")), which it currently has no intention of exercising, to waive or reduce the Minimum Condition and to elect to purchase, pursuant to the Offer, fewer than the Minimum Number of Units. See

"THE TENDER OFFER -- 1. Terms of Offer" and "THE TENDER OFFER -- 14. Certain Conditions of the Offer."

     The Purchaser has filed a Schedule 14D-1 and Schedule 13D with the Commission in connection with the Offer (the "Purchaser Schedule 14D-1"). The Purchaser Schedule 14D-1 contains additional information, including exhibits, relating to the Offer and the Purchaser and may be inspected and copies of such document may be obtained at the same places and in the same manner as set forth in "THE TENDER OFFER -- 6. Certain Information Concerning the Trust."

     THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

     TO THE KNOWLEDGE OF THE PURCHASER, AS OF THE DATE OF THIS OFFER TO PURCHASE, THE TRUSTEE (AS DEFINED BELOW) HAS MADE NO RECOMMENDATION WITH RESPECT TO THE OFFER.

     Holders of record of Units on the record date for any regular quarterly cash distribution declared by the Trust prior to the transfer to the Purchaser on the Trust's transfer records of the Units purchased pursuant to the Offer will be entitled to receive and retain any such regular quarterly cash distribution. See "THE TENDER OFFER -- 8. Price Range of Units; Cash Distributions."

                                THE TENDER OFFER

     1. TERMS OF OFFER. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept and purchase the Minimum Number of Units that are validly tendered on or prior to the Expiration Date (as hereinafter defined) and not withdrawn in accordance with "THE TENDER OFFER -- 3. Withdrawal Rights." The term "Expiration Date" means 12:00 midnight, New York City time, on Tuesday, February 17, 1998, unless and until the Purchaser, in its sole discretion, shall have extended the period of time for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Offer, as so extended by the Purchaser, shall expire.

     Proration. If more than the Minimum Number of Units is validly tendered in accordance with the procedures specified in "THE TENDER OFFER -- 2. Procedures for Tendering Units" and not properly withdrawn in accordance with the procedures specified in "THE TENDER OFFER -- 3. Withdrawal Rights," the Purchaser will, upon the terms and subject to the conditions of the Offer, take into account the number of Units so tendered, accept for payment and pay for the Minimum Number of Units, pro rata, according to the number of Units validly tendered by each Unit holder and not properly withdrawn on or prior to the Expiration Date, with appropriate adjustments to avoid purchases of fractional Units.

     Because of the difficulty of determining the precise number of Units validly tendered and not withdrawn, if proration of the tendered Units is required, Purchaser does not expect to be able to announce the final results of the proration until at least approximately seven business days after the Expiration Date. The Purchaser does not intend to pay for any Units accepted for payment pursuant to the Offer until the final proration or other adjustment results are known.

     Satisfaction of Certain Conditions. The Offer is subject to certain conditions, including, among other things, satisfaction of the Minimum Condition. See "THE TENDER OFFER -- 14. Certain Conditions of the Offer." If the Minimum Condition is not satisfied, or if any or all of the other events set forth in "THE TENDER OFFER -- 14. Certain Conditions of the Offer" shall have occurred, prior to the Expiration Date, the Purchaser reserves the right (but shall not be obligated) in its sole discretion to (i) decline to purchase any of the Units tendered in the Offer, terminate the Offer and return all tendered Units to the tendering Unit holders, (ii) waive or reduce the Minimum Condition, or waive or amend any or all other conditions to the Offer to the extent permitted by applicable law and, subject to complying with applicable rules and regulations of the Commission, purchase all Units validly tendered, (iii) extend the Offer and, subject to the right of the

Unit holders to withdraw Units until the Expiration Date, retain the Units that have been tendered during the period or periods for which the Offer is extended or (iv) amend the Offer.

     Modification of Minimum Number or Consideration. The Purchaser also reserves the right (but shall not be obligated) to accept for payment more than the Minimum Number of Units pursuant to the Offer. The Purchaser has no present intention of exercising such right. If, prior to the Expiration Date, the Purchaser should decide to increase or decrease the number of Units being sought or to increase or decrease the consideration being offered in the Offer, subject to any requirement to extend the period of time during which the Offer is open, such increase or decrease in the number of Units being sought or such increase or decrease in the consideration being offered will be applicable to all Unit holders whose Units are accepted for payment pursuant to the Offer.

     Right to Extend or Amend Offer. The Purchaser expressly reserves the right, in its sole discretion, at any time or from time to time and regardless of whether or not any of the events set forth in "THE TENDER OFFER -- 14. Certain Conditions of the Offer" shall have occurred or shall have been determined by the Purchaser to have occurred, (i) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, all Units validly tendered by giving oral or written notice of such extension to the Depositary and (ii) to amend the Offer in any respect, by giving oral or written notice of such extension or amendment to the Depositary. The rights reserved by the Purchaser in this paragraph are in addition to the Purchaser's rights to terminate the Offer pursuant to "THE TENDER OFFER -- 14. Certain Conditions of the Offer." UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR TENDERED UNITS, WHETHER OR NOT THE PURCHASER EXERCISES ITS RIGHTS TO EXTEND THE OFFER.

     Result of Material Modification. If the Purchaser makes a material change in the terms of the Offer or in the information concerning the Offer or waives a material condition of the Offer, the Purchaser will disseminate additional tender offer materials and extend the Offer to the extent required by Rules 14d-4(c) and 14d-6(d) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The minimum period during which an offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changed. With respect to a change in price or a change in percentage of securities sought, if at the time notice of such increase or decrease in the number of Units being sought or such increase or decrease in the consideration being offered is first published, sent or given to holders of such Units, the Offer is scheduled to expire at any time earlier than the period ending on the tenth business day from and including the date that such notice is first so published, sent or given, the Offer will be extended at least until the expiration of such ten business day period. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

     Announcements. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date in accordance with the public announcement requirements of Rule 14d-4(c) promulgated under the Exchange Act. Without limiting the obligation of the Purchaser under such rule or the manner in which the Purchaser may choose to make any public announcement, the Purchaser currently intends to make announcements by issuing a release to the Dow Jones News Service.

     Delay of Payments. If the Purchaser extends the Offer, or if the Purchaser (whether before or after its acceptance for payment of Units) is delayed in its purchase of or payment for Units or is unable to pay for Units pursuant to the Offer for any reason, then, without prejudice to the Purchaser's rights under the Offer, the Depositary may retain tendered Units on behalf of the Purchaser, and such Units may not be withdrawn except to the extent tendering Unit holders are entitled to withdrawal rights as described in "THE TENDER OFFER -- 3. Withdrawal Rights." However, the ability of the Purchaser to delay the payment for Units that the Purchaser has accepted for payment is limited by Rule 14e-1(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by or on behalf of the holders of securities promptly after the termination or withdrawal of such bidder's offer.

     Request for Unit Holder List. A request has been made to NationsBank of Texas, N.A. (the "Trustee"), for the use of the Trust's Unit holder list and security position listings for the purpose of disseminating the Offer to holders of Units. Once the Trust has provided such list and listings or otherwise complied with such request, this Offer to Purchase and the Letter of Transmittal and other relevant materials will be mailed to record holders of Units and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the Unit holder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Units by the Purchaser.

     2. PROCEDURES FOR TENDERING UNITS.

     Valid Tender of Units. Except as set forth below, for Units to be validly tendered pursuant to the Offer, a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Units, and any other documents required by the Letter of Transmittal must be received by the Depositary at one of its addresses set forth on the back cover page of this Offer to Purchase on or prior to the Expiration Date. In addition, either (i) certificates for Units representing tendered Units must be received by the Depositary along with the Letter of Transmittal, or such Units must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation (as defined below) must be received by the Depositary, in each case prior to the Expiration Date, or (ii) the tendering Unit holder must comply with the guaranteed delivery procedures set forth below.

     Book-Entry Transfer. The Depositary will make a request to establish an account with respect to the Units at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Offer within two business days after the date of this Offer to Purchase, and any financial institution which is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Units by causing the Book-Entry Transfer Facility to transfer such units into the Depositary's account at the Book-Entry Transfer Facility in accordance with its procedures for transfer. However, although delivery of Units may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other required documents must, in any case, be transmitted to and received by the Depositary at one of its addresses set forth on the back cover page of this Offer to Purchase prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with.

     Delivery of documents to the Book-Entry Transfer Facility in accordance with its procedures does not constitute delivery to the Depositary. None of the Purchaser, the Purchaser's affiliates or assigns, the Depositary, the Dealer Manager, the Information Agent or any other person will assume any responsibility for, or will be under any duty to give notification of, the failure by the Book-Entry Transfer Facility to forward documents to the Depositary.

     Signature Guarantees. Signatures on all Letters of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") (each, an "Eligible Institution"), unless the Units tendered thereby are tendered (i) by a registered holder of Units who has not completed either the box labeled "Special Delivery Instructions" or the box labeled "Special Payment Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 1 of the Letter of Transmittal.

     If the certificates for Units are registered in the same name of a person other than the signer of the Letter of Transmittal, or if payment is to be made to, or certificates for unpurchased Units are to be issued or returned to, a person other than the registered owner, then the tendered certificates must be endorsed or accompanied by appropriate transfer powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signatures on the certificates or transfer powers guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the Letter of Transmittal.

     Guaranteed Delivery. If a Unit holder desires to tender Units pursuant to the Offer and certificates for such Units are not immediately available, or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Units may nevertheless be tendered if all of the following guaranteed delivery procedures are duly complied with:

          (i) such tender is made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Purchaser herewith, is received by the Depositary, as provided below, on or prior to the Expiration Date; and

          (iii) the certificates (or a Book-Entry Confirmation) representing all tendered Units, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal, are received by the Depositary within three New York Stock Exchange ("NYSE") trading days after the date of the execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

     THE METHOD OF DELIVERY OF UNITS, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING UNIT HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

     Notwithstanding any other provision hereof, payment for the Units accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of certificates for, or of Book-Entry Confirmation with respect to, such Units, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering Unit holders at the same time and will depend upon when Units are received into the Depositary's account at the Book-Entry Transfer Facility.

     Backup Federal Tax Withholding. Under the federal income tax laws, the Depositary will be required to withhold 31% of the amount of any payments made to certain Unit holders pursuant to the Offer. TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO PAYMENT OF THE PURCHASE PRICE OF UNITS SOLD PURSUANT TO THE OFFER, A TENDERING UNIT HOLDER MUST PROVIDE THE DEPOSITARY WITH HIS OR HER CORRECT TAXPAYER IDENTIFICATION NUMBER OR CERTIFY THAT HE OR SHE IS NOT SUBJECT TO BACKUP FEDERAL INCOME TAX WITHHOLDING BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL.

     Appointment as Proxy. By executing a Letter of Transmittal as set forth above, a tendering Unit holder irrevocably appoints designees of the Purchaser as his attorneys-in-fact and proxies, in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of such Unit holder's rights with respect to the Units tendered by the Unit holder and accepted for payment by the Purchaser and with respect to any and all other Units or other securities, rights or distributions, other than regular cash distributions declared by the Trust having a record date prior to the date of transfer to the Purchaser on the Trust's transfer records of the Units tendered (such Units or other securities, rights or distributions other than such regular cash distributions being referred to herein as "Distributions"), issued or issuable in respect of such Units on or after the date of this Offer to Purchase. All such powers of attorney and proxies shall be considered irrevocable and coupled with an interest in the tendered Units. This appointment will be effective when, and only to the extent that, the Purchaser pays for such Units by depositing the Purchase Price therefor with the Depositary. Upon such payment, all powers of attorney and proxies given by such Unit holder with respect to such Units and any Distributions will, without further action, be revoked, and no subsequent powers of attorney or proxies may be given by such Unit holder (and, if given, will not be deemed effective). The designees of the Purchaser will, with respect to the Units and any Distribution, be empowered to exercise all voting and other rights of such Unit holder with respect to such Units and any Distributions as they, in their sole discretion, may deem proper at any meeting of the Unit holders, or any adjournment or postponement thereof, or by written consent or otherwise. The Purchaser reserves the right to require that, in order for Units to be deemed validly tendered, immediately upon the Purchaser's acceptance for payment of such Units, the Purchaser must be able to exercise full voting rights with respect to such Units, including voting at any meeting of Unit holders.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for payment of any tender of Units pursuant to any of the procedures described above will be determined by the Purchaser, in its sole discretion, whose determination will be final and binding. The Purchaser reserves the absolute right to reject any or all tenders of any Units determined by it not to be in proper form or the acceptance of or payment for which may, in the opinion of the Purchaser's counsel, be unlawful. The Purchaser also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in any tender of Units of any particular Unit holder.

     The Purchaser's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender will be deemed to have been validly made until all defects and irregularities with respect to such tender have been cured or waived. None of the Purchaser, the Purchaser's affiliates or assigns, the Depositary, the Dealer Manager, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification.

     A tender of Units pursuant to any one of the procedures described above will constitute the tendering Unit holder's acceptance of the terms and conditions of the Offer, as well as the tendering Unit holder's representation and warranty that (i) such Unit holder has full power and authority to tender, sell, assign and transfer such Units, (ii) the tender of the tendered Units complies with Rule 14e-4 under the Exchange Act and (iii) when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and will not be subject to any adverse claim. The Purchaser's acceptance for payment of Units tendered pursuant to the Offer will constitute a binding agreement between the tendering Unit holder and the Purchaser upon the terms and subject to the conditions to the Offer.

     3. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 3, tenders of Units made pursuant to the Offer are irrevocable, provided that Units tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment by the Purchaser as provided herein, may also be withdrawn at any time after March 20, 1998, or at such later time as may apply if the Offer is extended.

     If, for any reason whatsoever, acceptance for payment of Units tendered pursuant to the Offer is delayed, or the Purchaser is unable to accept for payment or pay for Units tendered pursuant to the Offer, then, without prejudice to the Purchaser's rights set forth herein, the Depositary may, nevertheless, on behalf of the Purchaser, retain tendered Units, and such Units may not be withdrawn except to the extent that the tendering Unit holder is entitled to and duly exercises withdrawal rights as described in this Section 3. Any such delay will be by an extension of the Offer to the extent required by law.

     For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses specified on the back cover of this Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Units to be withdrawn, the number of Units to be withdrawn, and (if certificates for Units have been tendered) the name of the registered holder of the Units as set forth in the certificate for the Unit, if different from the name of the person who tendered such Units. If certificates for Units to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and, unless such Units have been tendered by an Eligible

Institution, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If Units have been tendered pursuant to the procedure for book-entry transfer as set forth in "THE TENDER OFFER -- 2. Procedures for Tendering Units," any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Units and otherwise comply with the Book-Entry Transfer Facility's procedures.

     Withdrawals of tenders of Units may not be rescinded and any Units properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn Units may be retendered by again following one of the procedures described in "THE TENDER OFFER -- 2. Procedures for Tendering Units" at any time prior to the Expiration Date.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Purchaser, in its sole discretion, whose determination will be final and binding. None of the Purchaser, the Purchaser's affiliates or assigns, the Depositary, the Dealer Manager, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.

     4. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR UNITS. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will purchase, by accepting for payment, and will pay for the Minimum Number of Units validly tendered prior to the Expiration Date (and not properly withdrawn in accordance with "THE TENDER OFFER -- 3. Withdrawal Rights") as promptly as practicable after the Expiration Date.

     UNDER NO CIRCUMSTANCE WILL INTEREST ON THE PURCHASE PRICE BE PAID, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Purchaser expressly reserves the right, in its sole discretion, to delay acceptance for payment of, or, subject to the requirements of Rule 14e-1(c) referred to in "THE TENDER OFFER -- 1. Terms of the Offer," payment for, Units in order to comply in whole or in part with any applicable law or condition. See "THE TENDER OFFER -- 14. Certain Conditions of the Offer." In all cases, payment for Units purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Units or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of such Units into the Depositary's account at the Book-Entry Transfer Facility pursuant to the procedures set forth in "THE TENDER OFFER -- 2. Procedures for Tendering Units," (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and
(iii) any other documents required by the Letter of Transmittal.

     The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Units which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Purchaser may enforce such agreement against such participant.

     For purposes of the Offer, the Purchaser will be deemed to have accepted for payment (and thereby purchased) Units validly tendered and not withdrawn as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Units for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Units purchased pursuant to the Offer will be made by deposit of the Purchase Price therefor with the Depositary, which will act as agent for tendering Unit holders for the purpose of receiving payment from the Purchaser and transmitting payment to tendering Unit holders. Under no circumstances will interest on the Purchase Price be paid by the Purchaser by reason of any delay in making such payment.

     If any tendered Units are not purchased pursuant to the Offer for any reason, or if certificates are submitted representing more Units than are tendered, certificates for tendered Units not purchased or tendered will be returned, without expense to the tendering Unit holder (or, in the case of Units tendered by book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility pursuant to the procedures set forth in "THE TENDER OFFER -- 2. Procedures for Tendering Units," such Units will be credited to the account maintained at the Book-Entry Transfer Facility), as promptly as practicable after the expiration, termination or withdrawal of the Offer.

     If, on or prior to the Expiration Date, the Purchaser shall increase the consideration offered to Unit holders pursuant to the Offer, such increased consideration shall be paid to all Unit holders whose Units have previously been accepted for payment pursuant to the Offer.

     5. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following summary of federal income tax consequences is based upon laws, regulations, interpretive rulings and judicial decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). This summary does not discuss all aspects of federal income taxation that may be relevant to a particular taxpayer in light of its personal investment circumstances or to certain types of taxpayers subject to special treatment under the federal income tax laws (such as life insurance companies, banks, tax-exempt organizations, nonresident aliens and foreign corporations). This summary also does not discuss any aspect of state, local or foreign taxation. Accordingly, each Unit holder is urged to consult with its own tax advisor as to the tax ramifications of tendering Units pursuant to the Offer.

     Tendering Unit Holders. Each tendering Unit holder will be treated, for federal income tax purposes, as having disposed of an undivided interest in each of the assets of the Trust. As a result, each tendering Unit holder will recognize gain or loss, for federal income tax purposes, measured by the difference between the amount realized on the sale and the Unit holder's tax basis in the Unit sold. A Unit holder's tax basis in its Units will generally include its allocable share of the debts of the Trust, if any, at the time that the Unit holder acquired its Units, and such tax basis must be reduced, but not below zero, by any depletion deductions that the Unit holder has been allowed. A Unit holder's amount realized will generally include an allocable share of the debts of the Trust, if any, at the time the Units are sold pursuant to the Offer. The character of the gain or loss as ordinary income or loss or as capital gain or loss (and, if capital gain or loss, as long-term or short-term) will be determined by reference to the Royalty Interests (as defined in "THE TENDER OFFER -- 6. Certain Information Concerning the Trust"), rather than by reference to the Units (with the result, inter alia, that the depletion recapture rules will generally require a Unit holder to recharacterize, as ordinary income, any capital gain recognized in connection with the sale of Units, but not in excess of the depletion deductions previously allowed to the Unit holder that were applied to reduce tax basis). A tendering Unit holder who has taken a Section 29 tax credit will not have to recapture as ordinary income any amount previously taken as a credit. While net capital gains are taxed, in the case of corporate taxpayers, at the same rates that apply to ordinary income, such gains are taxed, in the case of individual taxpayers, at a maximum rate of (i) 28% if the relevant holding period is more than 12 months but no more than 18 months and (ii) 20% if the relevant holding period is more than 18 months. Capital losses may be used, for federal income tax purposes, to offset only capital gains and may not be used to offset ordinary income (subject to a $3,000 exemption in the case of individual taxpayers).

     The Trust will allocate its income, gain, loss, deduction and credit for 1998 between a tendering Unit holder and the Purchaser based on the number of monthly record dates of regular cash distributions by the Trust that each such person held the Unit during the year.

     Non-Tendering Unit Holders. The Trust will continue to be classified as a grantor trust subsequent to the consummation of the Offer and will not be required to close its taxable year, change its method of accounting or otherwise be adversely affected as a result of the Offer. Upon the successful consummation of the Offer, the Purchaser intends to call a meeting of the Unit holders within one year from the date of this Offer to Purchase for the purpose of voting on the termination of the Trust. See "THE TENDER OFFER -- 12. Purpose and Structure of the Offer; Plans for the Trust." In the event of dissolution, each Unit holder will directly own and control its interests in the Royalty Interests. The tax treatment of directly holding such Royalty Interests will be substantially similar to the tax treatment of indirectly owning such properties through the Trust, except that the rules of administrative convenience imposed by the Trust, such as allocation of the Section 29 credit on a quarterly basis, will no longer be applicable.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. UNIT HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OFFER, INCLUDING THE EFFECTS OF FEDERAL, STATE AND LOCAL TAX CONSEQUENCES THEREOF.

     6. CERTAIN INFORMATION CONCERNING THE TRUST. According to the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Trust 10-K"), the Trust was created under the laws of the State of Delaware. According to the Trust 10-Q, the Trust maintains its principal offices at the offices of the Trustee, located at 901 Main Street, Suite 1700, Dallas, Texas 75202. According to the Trust 10-K, the Trust has been formed under Delaware law pursuant to the terms of the Trust Agreement to acquire and hold certain net profits interests (the "Royalty Interests") in Meridian Oil Production Inc.'s interest in the Fruitland coal formation underlying the Northeast Blanco Unit (the "Underlying Properties"). The Purchaser believes that the name of Meridian Oil Production Inc. has been changed to Burlington Resources Oil & Gas Company ("BROG").

     The Trust is subject to the information and reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission relating to its properties, financial condition and other matters. These reports and other information are available for inspection at the Commission's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and also should be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a web site on the Internet that can be accessed at http://www.sec.gov and that contains information filed electronically regarding the Trust. Reports and other information concerning the Trust can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The selected financial data set forth below relating to the Trust have been taken or derived from the audited financial statements contained in the Trust 10-K or the unaudited financial statements contained in the Trust 10-Q. More comprehensive financial information is included in the Trust 10-K, the Trust 10-Q and the other documents filed by the Trust with the Commission, and the financial data set forth below are qualified in its entirety by reference to such reports and other documents including the financial statements and related notes contained therein.

                              BURLINGTON RESOURCES
                          COAL SEAM GAS ROYALTY TRUST
                            SELECTED FINANCIAL DATA

CONDENSED STATEMENTS OF ASSETS, LIABILITIES AND TRUST CORPUS

                                                                             DECEMBER 31,
                                                    SEPTEMBER 30,    ----------------------------
                                                        1997             1996            1995
                                                    -------------    ------------    ------------
Assets
  Cash and cash equivalents.....................     $    77,522     $    158,251    $     31,260
Net royalty interests in oil and gas
  properties....................................      95,634,222      107,371,880     123,603,700
                                                     -----------     ------------    ------------
          Total assets..........................     $95,711,744     $107,530,131    $123,634,960
                                                     ===========     ============    ============
Liabilities and Trust Corpus
  Trust expenses payable........................     $    96,836     $    201,966    $    100,220
  Trust corpus (8,800,000 Units authorized and
     outstanding)...............................      95,614,908      107,328,165     123,534,740
                                                     -----------     ------------    ------------
Total liabilities and trust corpus..............     $95,711,744     $107,530,131    $123,634,960
                                                     ===========     ============    ============

CONDENSED STATEMENTS OF DISTRIBUTABLE INCOME

                                             NINE MONTHS ENDED
                                               SEPTEMBER 30,           YEAR ENDED DECEMBER 31,
                                          ------------------------    --------------------------
                                             1997          1996          1996           1995
                                          ----------    ----------    -----------    -----------
                                                (UNAUDITED)
Royalty income........................    $5,077,755    $8,376,309    $10,671,428    $14,076,780
Interest income.......................        12,826        22,184         28,339         37,576
                                          ----------    ----------    -----------    -----------
                                          $5,090,581    $8,398,493    $10,699,767    $14,114,356
General and administrative expenses...      (538,911)     (532,286)      (659,226)      (711,959)
                                          ----------    ----------    -----------    -----------
Distributable income..................    $4,551,670    $7,866,207    $10,040,541    $13,402,397
                                          ==========    ==========    ===========    ===========
Distributable income per Unit
  (8,800,000 Units)...................    $      .52    $      .89    $      1.14    $      1.52
                                          ==========    ==========    ===========    ===========

CONDENSED STATEMENTS OF CHANGES IN TRUST CORPUS

                                             NINE MONTHS ENDED
                                               SEPTEMBER 30,            YEAR ENDED DECEMBER 31,
                                        ---------------------------   ---------------------------
                                            1997           1996           1996           1995
                                        ------------   ------------   ------------   ------------
                                                (UNAUDITED)
Trust corpus, beginning of period.....  $107,328,165   $123,534,740   $123,534,740   $147,459,837
Amortization and impairment of royalty
  interests...........................   (11,737,658)   (15,008,321)   (16,231,820)   (23,913,096)
Distributable income..................     4,551,670      7,866,207     10,040,541     13,402,397
Distributions to Unit holders.........    (4,527,269)    (7,806,576)   (10,015,296)   (13,414,398)
Trust corpus, end of period...........  $ 95,614,908   $108,586,050   $107,328,165   $123,534,740

     The information concerning the Trust contained herein has been taken from or is based upon reports and other documents on file with the Commission or otherwise publicly available. Although the Purchaser does not have any knowledge that would indicate that any statements contained herein based upon such reports and documents are untrue, the Purchaser does not take any responsibility for the accuracy or completeness of the information contained in such reports and other documents or for any failure by the Trust to disclose events that may have occurred and may affect the significance or accuracy of any such information but that are unknown to the Purchaser.

     7. CERTAIN INFORMATION CONCERNING THE PURCHASER. The Purchaser, a Texas limited liability company, was recently organized and has not engaged in any business since its organization other than that incident to its organization and in connection with the Offer. The Amended and Restated Limited Liability Company Regulations of the Purchaser (the "Regulations"), a copy of which is attached as Exhibit (c)(1) to the Purchaser Schedule 14D-1, provide that the purpose and nature of the business of the Purchaser shall be (i) to directly or indirectly, acquire, invest in, own and dispose of the Units, (ii) to, directly or indirectly, invest in, own and dispose of interests in the properties owned by the Trust and (iii) to exercise all of the rights and powers conferred upon the Purchaser pursuant to agreements relating to the business of the Purchaser. The Purchaser is not expected to engage in any business other than in connection with its organization, the Offer and, upon the successful consummation of the Offer, the termination of the Trust. The principal executive offices of the Purchaser are located at 910 Travis Street, Suite 2150, Houston, Texas 77002.

     The Regulations provide that, other than certain specified major decisions, the powers of the Purchaser shall be exercised by or under the authority of, and the business and affairs of the Purchaser shall be managed by the manager of the Purchaser, O'Sullivan Oil. The Regulations also provide that no member of the Purchaser shall, directly or indirectly, purchase or otherwise acquire, among other things, any Units.

     Pursuant to the Regulations, the consent of all the members of the Purchaser (other than First Union Investors and its successors and assigns, except in certain circumstances) is required, among other things, to (i) sell any of the Units owned by the Purchaser and (ii) take any action that varies from the Business Plan.

The Regulations provide that the "Business Plan" includes voting the Units owned by the Purchaser in favor of the termination of the Trust.

     The name, citizenship, business address and present principal occupation of the manager of the Purchaser are set forth in Schedule I to this Offer to Purchase.

     The members of the Purchaser are the EnCap Group, First Union Investors and the O'Sullivan Group. The EnCap Group, First Union Investors and the O'Sullivan Group have approximately a 55.1%, 24.9% and 20.0% respective interest in the Purchaser.

     The EnCap Group and EnCap. EnCap Energy is a Texas limited partnership with its principal executive offices at 1100 Louisiana Street, Suite 3150, Houston, Texas 77002. The principal business of EnCap Energy is engaging in oil and gas investments. EnCap is the general partner of EnCap Energy.

     EnCap B is a Texas corporation with its principal executive offices at 1100 Louisiana Street, Suite 3150, Houston, Texas 77002. The principal business of EnCap B is engaging in oil and gas investments. EnCap Energy Capital Fund III-B, L.P. is the sole shareholder of EnCap B. Current information concerning the directors and executive officers of EnCap B is set forth on Schedule I hereto.

     EnCap Energy Capital Fund III-B, L.P. is a Texas limited partnership with its principal executive offices at 1100 Louisiana Street, Suite 3150, Houston, Texas 77002. The principal business of EnCap Energy Capital Fund III-B, L.P. is engaging in oil and gas investments. EnCap is the general partner of EnCap Energy Capital Fund III-B, L.P.

     ECIC is a Texas corporation with its principal executive offices at 1100 Louisiana Street, Suite 3150, Houston, Texas 77002. The principal business of ECIC is engaging in oil and gas investments. Energy Capital is the sole shareholder of ECIC. Current information concerning the directors and executive officers of ECIC is set forth on Schedule I hereto.

     Energy Capital is a company registered in England and Wales under the Companies Act 1985 under number 2867571, with its principal executive offices at 1100 Louisiana Street, Suite 3150, Houston, Texas 77002. The principal business of Energy Capital is engaging in oil and gas investments. Energy Capital is the sole shareholder of ECIC. Current information concerning the directors of Energy Capital is set forth on Schedule I hereto.

     EnCap is a Texas limited liability company with its principal executive offices at 1100 Louisiana Street, Suite 3150, Houston, Texas 77002. EnCap is the general partner of EnCap Energy and EnCap Energy Capital Fund III-B, L.P. The principal business of EnCap is engaging in oil and gas investments. Current information concerning the members and managing directors of EnCap is set forth on Schedule I hereto.

     BOCP is a Texas limited partnership with its principal executive offices at 1100 Louisiana Street, Suite 3150, Houston, Texas 77002. The principal business of BOCP is engaging in oil and gas investments. Banc One Capital Partners VIII, Ltd. is the general partner of BOCP.

     Banc One Capital Partners VIII, Ltd. is an Ohio limited liability company, with its principal executive offices at 150 East Gay Street, Columbus, Ohio 43215. The principal business of Banc One Capital Partners VIII, Ltd. is operating a closed-end investment fund ("Business") that acts as the general partner of BOCP, a Texas limited partnership, and to engage in other activities necessary or incidental to such Business. The managing member of Banc One Capital Partners VIII, Ltd. is BOCP Holdings Corporation. Current information concerning the managers of Banc One Capital Partners VIII, Ltd. is set forth on
Schedule I hereto.

     BOCP Holdings Corporation is an Ohio corporation with its principal executive offices at 150 East Gay Street, Columbus, Ohio 43215. The principal business of BOCP Holdings Corporation is investments. BOCP Holdings is a wholly-owned subsidiary of Banc One Capital Holdings Corporation, an Ohio corporation. Current information concerning the directors and executive officers of BOCP Holdings Corporation is set forth on Schedule I hereto.

     Banc One Capital Holdings Corporation is an Ohio corporation with its principal executive offices at 150 East Gay Street, Columbus, Ohio 43215 and is a wholly-owned subsidiary of BANC ONE CORPORATION. The principal business of Banc One Capital Holdings Corporation is investments. Current information concerning the directors and executive officers of Banc One Capital Holdings Corporation is set forth on Schedule I hereto.

     BANC ONE CORPORATION is an Ohio corporation with its principal executive offices at 150 E. Broad Street, Columbus, Ohio 43271. BANC ONE CORPORATION is a bank holding company that provides a full range of consumer and commercial banking and related financial services. Current information concerning the directors and executive officers of BANC ONE CORPORATION is set forth on
Schedule I hereto.

     First Union Investors and First Union Corporation. First Union Investors is a North Carolina corporation and is a wholly-owned subsidiary of First Union Corporation, a North Carolina corporation. The principal business of First Union Investors is engaging in various investment activities on behalf of First Union Corporation and its affiliates. First Union Corporation is a registered bank holding company that is principally engaged in the business of banking through its subsidiaries. The principal executive offices of First Union Investors and First Union Corporation are located at One First Union Center, Charlotte, North Carolina 28288. Current information concerning the directors and executive officers of First Union Investors and First Union Corporation is set forth on
Schedule I hereto.

     First Union National Bank, a wholly-owned subsidiary of First Union Corporation, has investment discretion, but not voting authority, for 200 Units. The address of First Union National Bank is One First Union Center, Charlotte, North Carolina 28288.

     The O'Sullivan Group. Andover is a Texas corporation with its principal executive offices at 910 Travis Street, Suite 2205, Houston, Texas 77002. The principal business of the Andover is real estate development. A. John Knapp, Jr., a United States citizen, is the controlling shareholder and President of Andover. His business address is 910 Travis Street, Suite 2205, Houston, Texas 77002. The principal employment of Mr. Knapp for the preceding five years has been acting as President of Andover. Current information concerning the directors and executive officers of Andover is set forth on Schedule I hereto.

     Charles T. McCord III, a United States citizen, is the President and owner of McCord Investments, Inc., the general partner of McCord Production, Ltd., and his business address and the business address of McCord Production, Ltd. is 1201 Louisiana, Suite 1048, Houston, Texas 77002. The principal business of McCord Production, Ltd. is the exploration, acquisition and enhancement of oil and gas properties. In addition to his employment with McCord Production, Ltd., for the preceding five years Mr. McCord has been the managing member of CTM 1994, LLC and CTM 1995, LLC, which are all engaged in the business of oil and gas exploration and production. The business address of McCord Investments, Inc., CTM 1994, LLC and CTM 1995, LLC is 1201 Louisiana Street, Suite 1048, Houston, Texas 77002.

     O'Sullivan Oil is a Texas corporation with its principal executive offices at 910 Travis Street, Suite 2150, Houston, Texas 77002. The principal business of O'Sullivan Oil is oil and gas exploration and production. C. N. O'Sullivan, a United States citizen, is the sole shareholder and the President of O'Sullivan Oil. His business address is 910 Travis Street, Suite 2150, Houston, Texas 77002. The principal employment of Mr. O'Sullivan for the preceding five years has been acting as President of O'Sullivan Oil. Current information concerning the director and executive officer of O'Sullivan is set forth on Schedule I hereto.

     Christopher P. Scully, a United States citizen, is the President of Scully Oil & Gas Company and Excelsior Exploration Corporation. His business address, and the business address of Scully Oil & Gas Company and Excelsior Exploration Corporation, is 910 Travis Street, Suite 2150, Houston, Texas 77002. The principal business of Scully Oil & Gas Company and Excelsior Exploration Corporation is oil and gas exploration and production. Mr. Scully has been President of Scully Oil & Gas Company from 1994 to the present and has been President of Excelsior Exploration Corporation from 1989 to the present.

     Smith Funding is a Texas limited liability company with its principal executive offices at 910 Travis Street, Suite 2150, Houston, Texas 77002. The principal business of Smith Funding is to own a membership interest in the Purchaser. Current information concerning the members and managers of Smith Funding is set forth on Schedule I hereto.

     John V. Whiting, a United States citizen, is a Consulting Operations Manager for O'Sullivan Oil. His business address, and the business address of O'Sullivan Oil, is 910 Travis Street, Suite 2150, Houston, Texas 77002. The principal business of O'Sullivan Oil is oil and gas exploration and production. From 1993 to 1995, Mr. Whiting was an Operations Manager for Main Energy, Inc., an oil and gas exploration and production company, and a Vice President of Main Operating Co., Inc., a consulting and contract operation firm. The principal executive offices of both Main Energy, Inc. and Main Operating Co., Inc. are 1111 Fannin, Suite 1346, Houston, Texas 77002, and the principal business of both companies is oil and gas exploration and production. From 1995 to 1996, Mr. Whiting acted as an independent consultant for engineering and operations and the principal address from which such operations were conducted is 5200 Nett, Houston, Texas 77007. From 1996 to 1997, he was employed as Vice President of O'Sullivan Oil.

     Except as set forth in this Offer to Purchase, the Purchaser Schedule 14D-1 and Schedule II hereto: (i) none of the Acquirors nor, to the knowledge of the Acquirors, EnCap Energy Capital Fund III-B, L.P., Energy Capital, EnCap, Banc One Capital Partners VIII, Ltd., BOCP Holdings Corporation, Banc One Capital Holdings Corporation, BANC ONE CORPORATION or First Union Corporation (collectively, the "Acquiror Affiliates"), any of the persons listed on Schedule I hereto or any associate or majority-owned subsidiary of any of the persons so listed, beneficially owns or has a right to acquire any Units or any other equity securities of the Trust; (ii) none of the Acquirors nor, to the knowledge of the Acquirors, any of the persons or entities referred to in clause (i) above or any of their executive officers, directors or subsidiaries, has effected any transaction in the Units or any other equity securities of the Trust during the past 60 days; (iii) none of the Acquirors nor, to the knowledge of the Acquirors, the Acquiror Affiliates or any of the persons listed on Schedule I hereto has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Trust, including, but not limited to any contract, arrangement, understanding or relationship concerning the transfer or voting thereof, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies; (iv) since January 1, 1995, there have been no transactions which would require reporting under the rules and regulations of the Commission between any of the Acquiror or, to the best knowledge of the Acquirors, the Acquiror Affiliates or any of the persons listed on Schedule I hereto, on the one hand, and the Trust or any of its executive officers, directors or affiliates, on the other hand; (v) since January 1, 1995, there have been no contracts, negotiations or transactions between any of the Acquirors or any of their respective subsidiaries or, to the best knowledge of the Acquirors, the Acquiror Affiliates or any of the persons listed on Schedule I hereto, on the one hand, and the Trust or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets of the Trust; (vi) none of the Acquirors nor, to the knowledge of the Acquirors, the Acquiror Affiliates or any of the persons listed on Schedule I hereto, have (a) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (b) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

     8. PRICE RANGE OF UNITS; CASH DISTRIBUTIONS. The Units are listed and traded on the NYSE under the symbol BRU. The following table sets forth for the periods indicated, the reported high and low closing sales prices for the Units and the distributions per Unit, as reported in the Trust 10-K with respect to the fiscal years 1995 and 1996 and the high and low closing sale prices for the Units and the distributions per Unit reported in published financial sources for the periods indicated thereafter.

                                                            PRICE
                                                      ------------------    DISTRIBUTIONS
                        1995                           HIGH        LOW        PER UNIT
                        ----                          -------    -------    -------------
First Quarter.......................................  $17.625    $15.125      $0.364168
Second Quarter......................................   17.125     14.750       0.399989
Third Quarter.......................................   16.000     14.375       0.385197
Fourth Quarter......................................   15.375     12.375       0.375008

                        1996
                        ----
First Quarter.......................................  $13.625    $10.125      $0.332882
Second Quarter......................................   11.750      8.750       0.298843
Third Quarter.......................................   10.000      8.750       0.255385
Fourth Quarter......................................   10.000      8.250       0.250990

                        1997
                        ----
First Quarter.......................................  $ 9.875    $ 7.500       0.147801
Second Quarter......................................    8.500      6.750       0.160766
Third Quarter.......................................    8.000      6.875       0.205895
Fourth Quarter......................................   7.9375     5.3125       0.125486

                        1998
                        ----
First Quarter (through January 16, 1998)............  $ 6.750    $ 5.875              *

---------------

* This information had not been publicly announced as of January 16, 1998.

     On January 16, 1996, the last full trading day prior to the commencement of the Offer, the closing sales price for the Units on the NYSE was $6.4375 per Unit. UNIT HOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE UNITS.

     Cash distributions are made by the Trustee on a quarterly basis. According to the Trust 10-K, the quarterly distribution is payable to Unit holders of record on the 63rd day following the end of such calendar quarter unless such day is not a business day in which case the record date will be the next business day thereafter. The Trustee distributes the quarterly distribution on or prior to 75 days after the end of each calendar quarter to each person who was a Unit holder of record on the associated record date, together with interest estimated to be earned on such amount from the date of receipt thereof by the Trustee to the payment date. The Purchaser believes that the amount of each quarterly distribution is generally announced before the quarterly record date. HOLDERS OF RECORD OF UNITS ON THE QUARTERLY RECORD DATE FOR ANY REGULAR CASH DISTRIBUTION DECLARED BY THE TRUST PRIOR TO THE TRANSFER TO THE PURCHASER ON THE TRUST'S TRANSFER RECORDS OF THE UNITS PURCHASED PURSUANT TO THE OFFER WILL BE ENTITLED TO RECEIVE AND RETAIN SUCH REGULAR CASH DISTRIBUTION.

     9. DISTRIBUTIONS. If, on or after the date of this Offer to Purchase, the Trust should split, combine or otherwise change the Units or its capitalization, or disclose that it has taken such action, then, without prejudice to the Purchaser's rights under applicable law and subject to the provisions in "THE TENDER OFFER -- 14. Certain Conditions of the Offer," the Purchaser, in its sole discretion, may make such adjustments in the Purchase Price and other terms of the Offer as it deems appropriate to reflect such split, combination or other change including, without limitation, the number of Units to be purchased.

     If, on or after the date of this Offer to Purchase, the Trust should declare or pay any distribution with respect to the Units, other than the regular quarterly cash distributions (see "THE TENDER OFFER -- 8. Price Range of Units; Cash Distributions"), that is payable or distributable to record holders as of a date prior to the transfer to the Purchaser on the Trust's transfer records of the Units purchased pursuant to the Offer, then without prejudice to the Purchaser's rights under applicable law and subject to the provisions in "THE TENDER OFFER -- 14. Certain Conditions of the Offer," (i) in the case of any cash distribution, the Purchase Price will be reduced by the amount of such cash distribution and (ii) in the case of any non-cash distribution, such non-cash distribution shall be received and held by the tendering Unit holders for the account of the Purchaser and will be required to be promptly remitted and transferred by each tendering Unit holder to the Depositary for the account of the Purchaser, accompanied by appropriate documentation of transfer. Pending such remittance and subject to applicable law, the Purchaser will be entitled to all rights and privileges as owner of any such non-cash distribution and may withhold the entire Purchase Price or deduct from the Purchase Price the amount or value thereof, as determined by the Purchaser in its sole discretion.

     10. FINANCING OF THE OFFER. The total amount of funds required by Purchaser to purchase the Minimum Number of Units and satisfy its obligations pursuant to the Offer is expected to be approximately $44,936,595. Purchaser will also require approximately $1,941,397 to pay fees, expenses and other costs expected to be incurred in connection with the successful completion of the Offer (excluding fees and expenses that may be incurred in connection with the financing required to complete the Offer).

     The Purchaser arranged financing needed for the Offer through (i) $25 million of financing to be provided by Bank One Texas, NA (the "Lender" or "Bank One"), upon the satisfaction of certain conditions as specified below, and (ii) approximately $25 million in the form of cash and the value of Units previously contributed to the Purchaser by its members. All amounts to be provided by Bank One will be made available to the Purchaser, subject to the satisfaction of certain conditions as described below, prior to or at the time Units tendered pursuant to the Offer are accepted for payment.

     The sources and uses of the financing are expected to be as follows:

Sources of Funds:

Purchaser member cash...................................  $21,877,992
Bank loans..............................................   25,000,000
                                                          -----------
          Total sources of funds........................  $46,877,992
                                                          ===========
Use of Funds:

Payment for Units.......................................  $44,936,595
Fees, expenses and other costs..........................    1,941,397
                                                          -----------
          Total use of funds............................  $46,877,992
                                                          ===========

     Equity Financing. On January 15, 1998, as contemplated by the Regulations, the following members of the Purchaser contributed the indicated initial cash contributions to the Purchasers:

                                                          INITIAL CASH
                         MEMBER                           CONTRIBUTION
                         ------                           ------------
EnCap Energy............................................   $ 5,940,027
EnCap B.................................................     4,492,447
ECIC....................................................     2,097,516
BOCP....................................................     1,453,459
First Union Investors...................................     6,319,200
Andover.................................................       136,115
Charles T. McCord III...................................       688,622
O'Sullivan Oil..........................................       467,091
Christopher P. Scully...................................       467,091
Smith Funding...........................................       215,258
John V. Whiting.........................................        98,977

     In addition to such initial cash contributions, on January 15, 1998, the following members of the Purchaser contributed the indicated Units to the Purchaser as contemplated by the Regulations, as set forth in detail on Schedule II hereof:

                         MEMBER                              UNITS
                         ------                           -----------
Andover.................................................       34,300
Charles T. McCord III...................................      124,100
O'Sullivan Oil..........................................      100,000
Christopher P. Scully...................................      100,000
Smith Funding...........................................       42,200
John V. Whiting.........................................       21,740

The aggregate cash value of the Units contributed as of January 16, 1998 is $3,002,706.

     In return for such contributions, the members of the Purchaser received the following units of interest in the Purchaser, as contemplated by the
Regulations:

                                                      PURCHASER
                                                        UNITS
                                                ----------------------
                    MEMBER                       CLASS A      CLASS B
                    ------                      ---------    ---------
EnCap Energy..................................  5,940,027            0
EnCap B.......................................  4,492,447            0
ECIC..........................................  2,097,516            0
BOCP..........................................  1,453,459            0
First Union Investors.........................  6,319,200            0
Andover.......................................          0      380,674
Charles T. McCord III.........................          0    1,573,455
O'Sullivan Oil................................          0    1,180,091
Christopher P. Scully.........................          0    1,180,091
Smith Funding.................................          0      507,566
John V. Whiting...............................          0      253,783

     According to the Regulations, the difference between the Class A and Class B units of interest in the Purchaser are not material, other than differences with regard to (i) distributions of net cash flow and (ii) certain dispositions of the units of interest in the Purchaser.

     Pursuant to the Regulations, if the Purchaser has the opportunity to acquire Units pursuant to the Offer that would place its ownership in excess of 66 2/3%, but the Purchaser does not have sufficient funds to acquire such Units, the manager of the Purchaser will provide notice to the members of the Purchaser of the need for additional capital contributions to acquire the additional Units and request additional pro rata capital contributions by the members. If a member fails to make such additional contribution, the remaining members may fund the shortfall and receive additional units of interest in the Purchaser in return for such funding.

     Loan Agreement. The Purchaser has entered into an Advancing Term Credit Agreement dated January 15, 1998 (the "Loan Agreement") with the Lender. The following is a summary of the Loan Agreement, a copy of which is attached to the Purchaser Schedule 14D-1 as Exhibit (b) and is incorporated by reference herein. All references to and summaries of the Loan Agreement herein are qualified in their entirety by reference to the Loan Agreement. The Loan Agreement provides that the Lender will provide up to $25 million in financing (the "Loan") to the Purchaser, subject to satisfaction of certain conditions discussed below. The material terms of the Loan Agreement are as follows:

     Pursuant to the Loan Agreement, the Lender will lend to the Purchaser an amount equal to the lesser of $25 million or 50% of the purchase price of the Units purchased by Purchaser, up to a certain specified purchase price. The facility may only be used as bridge financing in support of the Offer.

     The Loan Agreement provides that the Loan will be secured by a first lien security interest in substantially all of the assets of Purchaser, including, but not limited to, the Units acquired by the Purchaser, Purchaser's rights and interests under the Trust and all of the dividends, disbursements, distributions, products and proceeds thereof.

     The Loan Agreement provides that the interest rate for the Loan will be, at the option of the Purchaser, LIBOR plus 2% per annum, based on 30, 60 and 90 day options, or the Bank One base rate (the "Base Rate"). Draws can be made through January 1, 1999. Interest on the loan will be due and payable quarterly for all Loan amounts accruing interest at the Base Rate or at the maturity of individual LIBOR tranches.

     The Loan Agreement states that the Loan will have a maturity date of January 2, 1999, provided that the maturity date will be automatically extended to July 1, 1999, if (i) on January 2, 1999, no event of default or event which, with the giving of notice or passage of time or both, would become an event of default, has occurred and is continuing, (ii) on or before January 2, 1999 (a) the Purchaser has paid to the Lender an additional fee in the amount of 0.25% of the amount of the loan commitment then in effect, (b) the owners of

66.67% of the Units have voted to liquidate the Trust and (c) the Trustee has taken certain actions described in Section 9.03(b) of the Trust Agreement, including the making of certain notices required in the Trust Agreement and retaining an investment banking firm on behalf of the Trust to help value the Trust's assets, evaluate offers to purchase Trust assets, seek buyers for the Trust's assets and render certain fairness opinions. At maturity, the outstanding principal balance on the Loan will be due and payable. Mandatory prepayments will be required if the Loan balance exceeds the lesser of (i) a specified borrowing base or (ii) 70% of the per Unit price at which Units are trading, multiplied by the number of Units owned by the Purchaser.

     The funding of the Loan is conditioned upon the following items: (i) the Trust has good and defensible title to its assets, free and clear of all liens, encumbrances and adverse claims; (ii) receipt and acceptance by the Lender of a satisfactory funding request; (iii) satisfactory evidence that all of the Purchaser's representations and warranties are true, that it is not in default of any of its covenants and that no event of default has occurred under any of the loan documents; (iv) the contemporaneous acquisition by the Purchaser of the Units on which the Borrowing base was calculated; and (v) that no material adverse change shall have occurred since the date of the Loan Agreement in the condition, financial or otherwise, of the Purchaser or Trust.

     Pursuant to the Loan Agreement, the Lender received a facility fee paid at closing of $125,000, and will receive a fee payable on each funding equal to $1,406.25. Purchaser also paid a $10,000 engineering and underwriting fee. In addition, at closing, the Purchaser paid the Lender a $52,500 fee and a $15,000 retainer for legal fees to the Lender's counsel.

     Pursuant to the Loan Agreement, the Purchaser is subject to certain periodic reporting requirements to the Lender and must disclose other information as required by the Lender from time to time. The Purchaser also is subject to certain representations and warranties, covenants and events of default, including covenants (i) that, if the Trustee is not actively pursuing liquidation of the Trust by September 1, 1998 to the satisfaction of the Lender, within 45 days thereafter the Purchaser shall have completed a tax credit monetization transaction, 100% of the net proceeds of which shall be paid into a cash collateral account established with the Lender, (ii) that general and administrative expenses of the Purchaser will not exceed $100,000 per year,
(iii) that the Purchaser will comply with applicable laws and regulations (including applicable environmental laws), pay taxes, accounts payable and other uncontested obligations of the Purchaser, including certain fees, maintain its existence and good standing, maintain its material tangible property and maintain customary insurance, and (iv) that require average year-to-date distributions from the Trust to the Purchaser with respect to each Unit owned by the Purchaser to be equal to at least $0.15 per Unit per calendar quarter. Negative covenants in the Loan Agreement restrict the Purchaser's ability, with certain limited exceptions, to incur debt, make loans or other investments, create liens or security interests on its assets, materially change the nature of its business, sell assets, declare or pay dividends, allow the termination of any insurance policy, change its corporate structure, permit any change in the legal or beneficial ownership of the Purchaser or enter into transactions with any of its affiliates other than arm's-length transactions. Purchaser has also agreed to indemnify and to reimburse the Lender for certain expenses.

     It is anticipated that the indebtedness incurred pursuant to the Loan Agreement will be repaid from funds generated by the Trust and distributed to the Unit holders and by the liquidation of the Trust. See "THE TENDER
OFFER -- 12. Purpose and Structure of the Offer; Plans for the Trust." To the extent that the equity financing and the Loan Agreement do not provide sufficient funds to consummate the Offer, the Purchaser will attempt to arrange for additional financing or equity sources to satisfy such obligations. The Purchaser has not made any arrangements for such additional financing or equity, and there can be no assurance that such financing or equity will be available or, if available, on terms favorable to the Purchaser.

     Because the Loan has a maturity date of January 2, 1999 and is subject to extension to July 1, 1999 if the Trust has not terminated and its assets have not been distributed in a sufficient amount to satisfy all amounts due thereunder by such date, the Purchaser will be required to seek an additional extension of the Loan from the Lender. In the event that the Lender does not extend the Loan, the Purchaser will attempt to arrange for additional financing or equity sources to repay the Loan in full by such maturity date. If the Purchaser is unable to obtain such additional financing, however, the Purchaser may be required to liquidate some or all of the Units it has acquired either pursuant to the Offer or prior to the commencement of the Offer to satisfy its payment obligations under the Loan.

     The Lender is an affiliate of Banc One Capital Partners VIII, Ltd., which is the general partner of BOCP. BOCP is one of the Acquirors.

     11. BACKGROUND OF THE OFFER; PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS WITH THE TRUST. During the week of October 13, 1997, Scott W. Smith, a consultant to O'Sullivan Oil and a member and manager of Smith Funding, spoke with Ron E. Hooper, Vice President of the Trustee, pursuant to a telephone conversation. During such conversation, Mr. Smith, on behalf of C. N. O'Sullivan, President of O'Sullivan Oil, requested an opportunity to review the ownership ledger of the Trust. Mr. Hooper requested that Mr. Smith provide written notice of such request.

     On October 20, 1997, Mr. Smith sent the following letter by overnight courier to the Trustee:

     October 20, 1997                                            Federal Express

     Nationsbank of Texas, N.A., Trustee
     Burlington Resources Coal Seam Gas Royalty Trust
     910 Main Street, Suite 1700
     Dallas, Texas 75202

     Attention: Mr. Ron Hooper

     Re: Inspection of Books

     Gentlemen:

     Pursuant to Article 12.01 of the Trust Agreement of the Burlington Resources Coal Seam Gas Royalty Trust dated May 1, 1993, by and between Meridian Oil Production, Inc., Burlington Resources, Inc., Mellon Bank National Association and Nationsbank of Texas, N.A., Chris N. O'Sullivan, as the owner of 20,000 units of said trust is hereby requesting the opportunity to review the ownership ledger of the trust at your earliest convenience.

     Mr. O'Sullivan owns these units in Account No. 32004087 at the firm of Morgan Keegan & Company, Inc. Should you have any questions concerning his position, please contact Mr. William Vaseliades at (713) 840-3628.

     We are looking forward to hearing from you as soon as possible to schedule a mutually agreeable appointment.

     Very truly yours,

     Scott W. Smith

     SWS/ncy

     On or about October 21, 1997, Mr. Smith contacted Mr. Hooper by telephone regarding the request to review the ownership ledger of the Trust. Mr. Hooper responded that the Trustee would confer with its counsel concerning the Trustee's response to the request.

     During the week of October 27, 1997, Mr. Smith contacted the Trustee by telephone. During this telephone conversation with Mr. Hooper, a meeting date of November 11, 1997, was set for Mr. Smith to review the ownership ledger concerning the Units.

     On November 11, 1997, at the offices of the Trustee, Mr. Smith reviewed a Unit ownership ledger, dated as of September 2, 1997.

     On November 24, 1997, Mr. Smith contacted the Trustee by telephone. Mr. Smith requested information concerning the calculation of the tax credit allocation in connection with the 1997 fourth quarter distribution, which was announced on November 1, 1997. Donald Yuchs, a representative of the Trustee, in response to the request of Mr. Smith, faxed Mr. Smith several sheets regarding the cash and tax credit allocation for the fourth quarter distribution.

     Except as described in this Offer to Purchase, there have been no contacts, transactions or negotiations between any of the Acquirors or the Acquiror Affiliates, or, to the best of any Acquiror's knowledge, any of their respective affiliates or subsidiaries or any of the persons listed on Schedule I, on the one hand, and the Trust or any of its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or sale or other transfer of a material amount of the Trust's assets.

     12. PURPOSE AND STRUCTURE OF THE OFFER; PLANS FOR THE TRUST. The purpose of the Offer is to acquire a significant number of Units as the first step in the ultimate termination of the Trust. The Purchaser is conducting the Offer and pursuing the termination of the Trust with the intention of making a profit; consequently, the interests of the Purchaser and the other Acquirors may be adverse to the interests of other Unit holders.

     Subsequent to the successful consummation of the Offer, the Purchaser currently intends to call a meeting of the Unit holders within one year of the date of this Offer to Purchase for the purpose of voting on the termination of the Trust. If a meeting of the Unit holders is held concerning the termination of the Trust, the Purchaser intends to vote any Units it holds at the time of such meeting in favor of terminating the Trust.

     The information in the following paragraphs of this Section 12 has been taken or derived from the Trust Agreement, which was filed as Exhibit 3.1 to the Registration Statement on Form S-3 (Registration No. 33-61164), as amended, filed by Burlington Resources Inc. with the Commission on its own behalf and as sponsor of the Trust. More comprehensive information concerning meetings of Unit holders and the termination of the Trust is included in the Trust Agreement, and the information set forth below is qualified in its entirety by reference to the Trust Agreement.

     According to the terms of the Trust Agreement, the Trust may terminate prior to January 1, 2003, only upon the affirmative vote in favor of termination of the Trust by the holders of at least 66 2/3% of the outstanding Units. A meeting of the Unit holders may be called by Unit holders owning of record not less than 10% of the then outstanding Units. After the successful conclusion of the Offer, the Purchaser intends to call a special meeting of the Unit holders for the purpose of voting to terminate the Trust pursuant to a notice distributed to all of the Unit holders of record. The notice of such meeting must be distributed at least 20, but not more than 60, days prior to the date of the meeting. At such meeting, if the holders of at least 66 2/3% of the Units vote to terminate the Trust, the Trustee will commence the liquidation process, and the Trust will still continue until all of the affairs of the Trust are liquidated and wound up.

     Within five business days of the date the Unit holders vote to terminate the Trust (the "Termination Date"), the Trustee must (i) provide BROG, Burlington Resources Inc. and Mellon Bank (DE) National Association (the "Delaware Trustee") or its successor with written notice of the termination of the Trust and (ii) engage an investment banking firm (the "Advisor") to assist the Trustee in selling the remaining Royalty Interests then owned by the Trust (the "Remaining Royalty Interests").

     BROG may, but is not obligated to, make a written cash offer to purchase the Remaining Royalty Interests, which offer must be delivered to the Trustee within 60 days following the Termination Date (the "Option Period Termination Date"). If BROG does make an offer to purchase the Remaining Royalty Interests, the Trustee must decide, based on the recommendation of the Advisor, whether to accept the offer. The Trustee must provide written notice to BROG of the decision by the later of (i) the Option Period Termination Date or (ii) the tenth business day after the date the Trustee receives BROG's offer. The Trustee's notice must state that the Trustee (i) accepts the offer (which acceptance is conditional on the receipt of an opinion of the Advisor of the fairness of BROG's offer to the Unit holders from a financial point of view) or (ii) defers action on the offer. If the Trustee accepts BROG's offer, BROG and the Trustee must use their best efforts to close the purchase within 30 days of BROG's receipt of notice of acceptance.

     If the Trustee defers action on BROG's offer, the Trustee must use its best efforts, with the Advisor's assistance, to obtain other cash offers for the Remaining Royalty Interests. The Trustee must notify BROG of the highest offer, if any, received by the Trust within 120 days following the Termination Date. If the highest offer is more than 105% of BROG's original offer, or if BROG did not make an offer, BROG may, but is not obligated to, purchase all of the Remaining Royalty Interests for a cash purchase price equal to 105% of the highest offer. If the highest offer is equal to or less than 105% of BROG's original offer, BROG may, but is not obligated to, purchase all of the Remaining Royalty Interests for a cash purchase price equal to the highest offer. BROG must provide written notice of its election to purchase the Remaining Royalty Interests within five business days of BROG receipt of notice of the highest offer. BROG and the Trustee must use their best efforts to close the purchase within 30 days of BROG's receipt of notice of the highest offer.

     If no other acceptable cash offers are received for the Remaining Royalty Interests, the Trustee may request that BROG submit another offer. If BROG makes an offer, and the Trustee accepts it, the acceptance will be conditional upon receipt of an opinion of the Advisor of the fairness of the offer to the Unit holders. BROG and the Trustee must use their best efforts to close the purchase within 30 days of BROG's receipt of notice of acceptance of the offer.

     If any assets or property of the Trust estate have not been sold, or no definitive agreement for their sale has been entered into, within one year after the Termination Date, the Trustee will cause the property to be sold at public auction to the highest bidder (which may be BROG or any of its affiliates). Notice of such auction must be mailed to each Unit holder at least 30 days prior to the sale.

     Although the Purchaser has not made any determination to do so, the Purchaser or one of its affiliates may seek to purchase assets of the Trust. If the Purchaser or one of its affiliates do not buy the assets of the Trust in the event of the proposed termination of the Trust, there can be no assurance that a buyer could be found for the assets of the Trust. Furthermore, there can be no assurance as to whether or when any such transaction might be proposed by the Purchaser or its affiliates or as to the purchase price which might be offered by the Purchaser or its affiliates or by any third party in any such transaction.

     The Purchaser and its affiliates also reserve the right, following termination of the Offer, to purchase additional Units, either in open market or privately negotiated transactions, in one or more additional tender offers or otherwise, or to sell all or any portion of the Units owned by them. Any such sales or purchases would depend upon current market prices for the Units, prevailing industry and general economic and market conditions, the business, financial condition and results of operations of the Trust and other relevant factors, and would be on such terms and at such prices as the Purchaser or its affiliates may then determine.

     The Trust Agreement provides that, under certain circumstances, the Trustee and the Delaware Trustee may be removed by a majority vote of the Unit holders. The Purchaser has no present plans to vote its Units for the removal of either the Trustee or the Delaware Trustee.

     Currently, the Purchaser has no intention to materially change the distributions of the Trust, except as set forth in this Offer to Purchase.

     The Purchaser is not, pursuant to the Offer, requesting votes by Unit holders in favor of terminating the Trust or on any other matters. Such a request, if any, will occur pursuant to a proxy statement prepared in accordance with applicable law, distributed to Unit holders after the successful consummation of the Offer, and in the event the Purchaser shall deliver to the Unit holders a notice of meeting in accordance with the Trust Agreement and applicable law.

     13. EFFECT OF THE OFFER ON THE MARKET FOR UNITS; NYSE LISTING AND EXCHANGE ACT REGISTRATION; MARGIN REGULATIONS. The purchase of Units pursuant to the Offer will reduce the number of Units that might otherwise trade publicly and the number of holders of Units and could adversely affect the liquidity and market value of the remaining Units held by the public. The purchase of Units pursuant to the Offer can also be expected to reduce the number of holders of Units.

     In addition, if the Trust is dissolved, as described in "THE TENDER
OFFER -- 12. Purpose and Structure of the Offer; Plans for the Trust," the Units may be delisted by the NYSE, and the registration of the Units under the Exchange Act would be terminated.

     Stock Exchange Listing. According to the NYSE's published guidelines, the NYSE would consider delisting the Units if, among other things, the number of record holders of at least 100 Units should fall below 1,200 (the number of beneficial holders of Units held in nominee form through an NYSE member being considered for such purpose), the number of publicly held Units (exclusive of holdings of officers, directors, their immediate families and other concentrated holdings of 10% or more ("NYSE Excluded Holdings")) should fall below 600,000, or the aggregate market value of such Units should fall below $5,000,000.

     Depending on the number of Units purchased pursuant to the Offer, the Units may no longer meet the requirements of the NYSE for continued listing and may, therefore, be delisted from such exchange. If, as a result of the purchase of Units pursuant to the Offer or otherwise, the Units no longer meet the requirements of the NYSE for continued listing and/or trading and such trading of the Units were discontinued, the market for such Units could be adversely affected.

     In the event of the delisting of the Units by the NYSE (which the Purchaser intends to cause the Trust to seek following the Offer if the continued listing criteria of the NYSE are no longer satisfied), it is possible that the Units would continue to trade on another securities exchange or in the over-the-counter market and that price quotations would be reported by such exchange, by the National Association of Securities Dealers, Inc. (the "NASD") through the NASD Automated Quotation System ("Nasdaq") or by other sources. The extent of the public market for Units and the availability of such quotations would, however, depend upon such factors as the number of Unit holders remaining at such time, the interest in maintaining a market in such Units on the part of securities firms, the possible termination of registration under the Exchange Act as described below and other factors.

     Exchange Act Registration. The Units are currently registered under the Exchange Act. The purchase of the Units pursuant to the Offer may result in the Units becoming eligible for deregistration under the Exchange Act. Registration of the Units under the Exchange Act may be terminated upon application of the Trust to the Commission if the Units are not listed on a national securities exchange and there are fewer than 300 record holders of the Units. Termination of registration of the Units under the Exchange Act would substantially reduce the information required to be furnished by the Trust to Unit holders and to the Commission and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and the requirements of furnishing a proxy statement in connection with Unit holders' meeting pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Trust. If the Units are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions would no longer be applicable to the Trust. Furthermore, the ability of "affiliates" of the Trust and persons holding "restricted securities" of the Trust to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, may be impaired or eliminated. In addition, if registration of the Units under the Exchange Act were terminated, the Units would no longer be eligible for listing or Nasdaq reporting.

     It is the present intention of the Purchaser to seek to cause the Trust to make such an application for termination of registration of the Units as soon as possible following the Offer if the requirements for termination of registration are met.

     Margin Regulations. The Units are presently "margin securities" under the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which has the effect, among other things, of allowing brokers to extend credit on the collateral of such Units for the purpose of buying, carrying or trading in securities ("Purpose Loans"). Depending upon factors such as the number of record holders of the Units and the number and market value of publicly held Units, following the purchase of Units pursuant to the Offer, the Units may no longer constitute margin securities for purposes of the Federal Reserve Board's margin regulations and, therefore, could no longer be used as collateral for Purpose Loans made by brokers. In addition, if registration of the Units under the Exchange Act were terminated, the Units would no longer constitute margin securities.

     14. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provisions of the Offer and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion, the Purchaser shall not be required to accept for payment, purchase or pay for, subject to Rule 14e-1(c) under the Exchange Act and any other applicable rules and regulations of the Commission, any Units not theretofore accepted for payment or paid for and may terminate or amend the Offer as to such Units unless
(i) the Minimum Condition is satisfied, (ii) the satisfaction of the conditions to the funding of the Loan, as described in "THE TENDER OFFER -- 10. Financing of the Offer," and (iii) approvals required by law to be obtained prior to the consummation of the Offer under any antitrust or competition laws relating to the purchase of the Units pursuant to the Offer shall have been obtained. Furthermore, notwithstanding any other term of the Offer, the Purchaser shall not be required to accept for payment or to pay for any Units not theretofore accepted for payment or paid for, and may terminate or amend the Offer if at any time prior to the expiration of the Offer, any of the following conditions exist or shall occur and remain in effect:

          (a) there shall be threatened, instituted or pending any action or proceeding by or before any court or governmental, administrative or regulatory agency or authority or any other person, domestic or foreign, challenging the making of the Offer or the acquisition by the Purchaser of any Units, or otherwise directly or indirectly relating to the Offer or, in the sole judgment of the Purchaser, otherwise adversely affecting the Trust, the Purchaser, any of the other Acquirors or any of their respective subsidiaries or affiliates; or

          (b) any change shall have occurred or be threatened in the properties, financial condition, operations, results of operations or prospects of the Trust or the Royalty Interests that, in the sole judgment of the Purchaser, is or may be materially adverse to the Trust or the Royalty Interests, or the Purchaser shall have become aware of any facts that, in the sole judgment of the Purchaser, have or may have material adverse significance with respect to the value of the Trust or the Royalty Interests or the value of the Units to the Purchaser; or

          (c) a tender or exchange offer for some portion or all of the Units shall have been publicly proposed to be made or shall have been made by another person, or it shall have been publicly disclosed or the Purchaser shall have learned that (i) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire more than 5% of the outstanding Units, other than acquisitions for bona fide arbitrage purposes and other than acquisitions by persons or groups who have publicly disclosed such ownership on or prior to the date of this Offer to Purchase or (ii) any such person or group who has publicly disclosed any such ownership of more than 5% of the Units prior to such date shall have acquired or proposed to acquire additional Units constituting more than 1% of the outstanding Units or shall have been granted any option or right to acquire more than 1% of the outstanding Units; or

          (d) there shall have been any action taken, or any statute, rule, regulation or order proposed, promulgated, enacted, entered or deemed applicable to the Offer, by any domestic or foreign government or governmental authority or by any court, domestic or foreign, that, in the sole judgment of the Purchaser, might (i) make the acceptance for payment of or payment for some or all of the Units illegal or otherwise restrict or prohibit consummation of the Offer, or impose material obligations upon the Purchaser as a result of any such acceptance or payment, (ii) result in a delay in the ability of the Purchaser, or render the purchaser unable, to accept for payment or pay for some or all of the Units, (iii) require the Purchaser or the Trust or any of their respective affiliates to hold separate or to divest itself of all or any portion of the business, assets or property of any of them or any Units or impose any limitation on the ability of any of them to conduct their business and own such assets, properties and Units, (iv) impose material limitations on the ability of the Purchaser to acquire, hold or exercise effectively all rights of ownership of the Units, including the right to vote any Units purchased by it on all matters properly presented to the Unit holders or (v) otherwise adversely affect the Purchaser, any of the other Acquirors, the Trust or the Units; or

          (e) there shall have been proposed or adopted by the Trustee or any Unit holder any amendment to the Trust Agreement, any proposal to terminate the Trust or any proposal for the sale or transfer by the Trust of all or any portion of the Royalty Interests; or

          (f) there shall occurred (i) any general suspension of trading, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any United States governmental authority or agency on the extension of credit by banks or other financial institutions in the United States, (v) from the date of this Offer to Purchase through the date of expiration or termination of the Offer, a decline of at least 10% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 Index, which decline shall have remained in effect for at least five NYSE trading days or (vi) in the case of any of the situations described in the clauses (i) through (iv) inclusive, existing at the date of the commencement of the Offer, a material acceleration or worsening thereof;

which, in the sole judgment of the Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by the Purchaser, the other Acquirors or any of their affiliates) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for Units.

     The foregoing conditions are for the sole benefit of the Purchaser, the other Acquirors and their respective affiliates and may be asserted by the Purchaser, in whole or in part, at any time and from time to time in the sole judgment of the Purchaser. The failure by the Purchaser at any time to exercise its rights under any of the foregoing conditions shall not be deemed a waiver of any such rights and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time. Any determination by the Purchaser concerning the events described in this Section shall be final and binding on all parties.

     15. APPRAISAL RIGHTS. Holders of Units do not have appraisal rights in connection with the Offer.

     16. CERTAIN TRANSACTIONS. Effective as of September 1, 1997, O'Sullivan Oil and Scully Oil & Gas Company acquired a 0.0572% non-operated working/0.05033% net revenue interest in the Underlying Properties. The president and sole shareholder of Scully Oil & Gas Company is Christopher P. Scully. Each of Christopher P. Scully and O'Sullivan Oil are Acquirors.

     17. CERTAIN LEGAL MATTERS.

     General. Except as set forth in this Offer to Purchase, including but not limited to this Section 17, based upon an examination of publicly available information filed by the Trust with the Commission and other publicly available information with respect to the Trust, the Purchaser is not aware of any license or any other regulatory permit that appears to be material to the business of the Trust, that might be adversely affected by the Purchaser's acquisition of the Units as contemplated herein or, except as disclosed below, of any filing, approval or other action by or with any state, federal or foreign governmental, administrative or regulatory agency that would be required prior to the acquisition of Units pursuant to the Offer as contemplated herein. Should any such approval or other action be required, the Purchaser currently contemplates that such approval or other action will be sought. While the Purchaser does not currently intend to delay the acceptance for payment of Units tendered pursuant to the Offer pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that failure to obtain any such approval or other action might not result in consequences adverse to the properties and assets of the Trust or that certain of the Trust's properties and assets might not have to be disposed of in the event that such approvals were not obtained or such other actions were not taken in order to obtain any such approval or other action. If certain types of adverse action are taken with respect to the matters discussed below, the Purchaser could decline to accept for payment or pay for any Units tendered. See "THE TENDER OFFER -- 14. Certain Conditions of the Offer" for certain conditions to the Offer, including conditions with respect to litigation and governmental action.

     State Takeover Statutes. Based upon its knowledge of the assets of the Trust and upon publicly available information with respect to the Trust, the Purchaser does not believe that any state takeover statutes or regulations are applicable to the Offer. In the event that it is asserted that one or more state takeover statutes or regulations is applicable to the Offer, and an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer, the Purchaser might be required to file certain information with, or receive approvals from, the relevant state authorities, and the Purchaser might be unable to purchase or pay for Units tendered pursuant to the Offer or might be delayed in continuing or consummating the Offer. In such case, the Purchaser may not be obligated to accept Units for payment. See "THE TENDER
OFFER -- 14. Certain Conditions of the Offer."

     Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. The Purchaser believes that the acquisition of Units pursuant to the Offer is not subject to the HSR Act or such requirements. However, if the HSR Act is applicable to the purchase of Units pursuant to the Offer, the Purchaser intends to take all action necessary to comply with the HSR Act, which could result in a delay in the consummation of the Offer pending the satisfaction of the waiting period requirements of the HSR Act.

     The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the acquisition of Units by the Purchaser pursuant to the Offer. At any time before or after the consummation of the transaction, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking divestiture of the Units so acquired or divestiture of substantial assets of the Purchaser or the Trust.

     The Purchaser believes that the acquisition of the Units pursuant to the Offer would not violate the antitrust laws. However, there can be no assurance that a challenge to the Offer on antitrust grounds will not be made, or if such a challenge is made, what the result will be. See "THE TENDER OFFER -- 14. Certain Conditions of the Offer" for certain conditions to the Offer, including conditions with respect to litigation and certain governmental actions.

     18. FEES AND OTHER EXPENSES. The Purchaser has retained Jefferies & Company, Inc. in connection with the Offer to provide advice and assistance to Purchaser with respect to defining objectives, and to act as the Dealer Manager in connection with the Offer. The terms of such engagement are set forth in a Dealer Manager Agreement (herein so called) dated January 20, 1998. Jefferies & Company, Inc. was not asked to, and did not, provide any report, opinion or appraisal in connection with the Offer.

     Pursuant to the Dealer Manager Agreement, a fee of $75,000 became payable to the Dealer Manager upon the Dealer Manager's engagement thereunder. The Dealer Manager is entitled to an additional $0.02 per Unit tendered and accepted by Purchaser pursuant to the Offer. In the event that the Trust is terminated and the Trust assets are liquidated following completion of the Offer, the Dealer Manager also will be entitled to an additional of $0.04 for each Unit (i) purchased by the Purchaser pursuant to the Offer or (ii) acquired by the Purchaser in an open market transaction after January 7, 1998, solely through brokerage services provided by the Dealer Manager. The Purchaser has also agreed to reimburse the Dealer Manager for its out-of-pocket expenses and to indemnify the Dealer Manager against certain liabilities and expenses, including certain liabilities under the federal securities laws. In the ordinary course of its business, the Dealer Manager may actively trade the Units for its own account and for the account of customers and, accordingly, may at any time hold a long or short position in such securities.

     The Purchaser also has retained Morrow & Co., Inc. to act as the Information Agent and The Bank of New York to act as the Depositary in connection with the Offer. The Information Agent may contact holders of Units by mail, telephone, telex, telecopy, telegraph and personal interview and may request banks, brokers, dealers and other nominee Unit holders to forward materials relating to the Offer to beneficial holders. Each of the Information Agent and the Depositary will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith.

     Brokers, dealers, commercial banks and trust companies will, upon request only, be reimbursed by the Purchaser for customary mailing and handling expenses incurred by them in forwarding material to their customers. Except as set forth above, the Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than to the Dealer Manager and to the Information Agent) for soliciting tenders of Units pursuant to the Offer.

     19. MISCELLANEOUS. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Units residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Units in such jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     The Acquirors have filed with the Commission a Tender Offer Statement on the Purchaser Schedule 14D-1, together with exhibits thereto, furnishing certain additional information with respect to the Offer, and may file amendments thereto from time to time. The Schedules and any amendments thereto, including exhibits, may be examined and copies may be obtained from the offices of the Commission in the manner set forth in "THE TENDER OFFER -- 6. Certain Information Concerning the Trust" (except that such information will not be available at the regional offices of the Commission).

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF THE PURCHASER NOT CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THE OFFER TO PURCHASE NOR ANY PURCHASE PURSUANT TO THE OFFER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PURCHASER OR THE TRUST SINCE THE DATE AS OF WHICH INFORMATION IS FURNISHED OR THE DATE OF THIS OFFER TO PURCHASE.

January 20, 1998, as amended                           SAN JUAN PARTNERS, L.L.C.
through January 22, 1998

                                                                      SCHEDULE I

                    DIRECTORS, MANAGERS, EXECUTIVE OFFICERS
                    OR CONTROLLING PERSONS OF THE ACQUIRORS

     1. The Purchaser. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of the manager of the Purchaser. Except as set forth below, the manager does not own any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
O'Sullivan Oil          O'Sullivan Oil is a Texas corporation with its principal executive offices at 910
                        Travis Street, Suite 2150, Houston, Texas 77002. The principal business of
                        O'Sullivan Oil is oil and gas exploration and production. C. N. O'Sullivan, a
                        United States citizen, is the controlling shareholder and the President of
                        O'Sullivan Oil. His business address is 910 Travis Street, Suite 2150, Houston,
                        Texas 77002. The principal employment of Mr. O'Sullivan for the preceding five years has been acting as President of O'Sullivan Oil.

     2. EnCap B. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of EnCap B. Each of the persons listed below is a director of EnCap B. The business address of each director and executive officer, unless otherwise indicated below, is 1100 Louisiana Street, Suite 3150, Houston, Texas 77002. Each of the persons listed below is a United States citizen. None of such individuals owns any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Gary R. Petersen        Gary R. Petersen is Vice President and Treasurer of EnCap B, the Vice President
                        and Secretary/Treasurer of ECIC, and Managing Director of EnCap. His business address, and the business address of EnCap B, ECIC and EnCap, is 1100 Louisiana
                        Street, Suite 3150, Houston, Texas 77002, and the principal business of all such entities is engaging in oil and gas investments. Mr. Petersen has been employed in the capacity of Managing Director of EnCap from 1988 to the present. In addition, Mr. Petersen is a director of ECIC, Equus II Corporation, Harken Energy
                        Corporation and Nuevo Energy Corporation. The address of ECIC is 1100 Louisiana
                        Street, Suite 3150, Houston, Texas 77002, and its principal business is oil and gas investments. The address of Equus II Corporation is 2929 Allen Parkway, Suite
                        2500, Houston, Texas 77019, and its principal business is investing. The address of Harken Energy Corporation is 5605 N. MacArthur Blvd., Suite 400, Irving, Texas
                        75038, and its principal business is oil and gas exploration, development and production. The address of Neuvo Energy Company is 1331 Lamar, Suite 1650,
                        Houston, Texas 77010, and its principal business is exploration for, and the acquisition, exploitation, development and production of crude oil and natural gas.

D. Martin Phillips      D. Martin Phillips is Vice President and Secretary of EnCap B and Managing
                        Director of EnCap. His business address, and the business address of EnCap B and
                        EnCap, is 1100 Louisiana Street, Suite 3150, Houston, Texas 77002, and the
                        principal business of both such entities is engaging in oil and gas investments.
                        Mr. Phillips has been employed in the capacity of Managing Director of EnCap from
                        1989 to the present.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
David B. Miller         David B. Miller is Vice President of EnCap B and Managing Director of EnCap. His
                        business address, and the business address of EnCap B and EnCap, is 1100
                        Louisiana Street, Suite 3150, Houston, Texas 77002, and the principal business of both such entities is engaging in oil and gas investments. Mr. Miller has been employed in the capacity of the Managing Director of EnCap from 1988 to the present.
Robert L. Zorich        Robert L. Zorich is President of EnCap B, President of ECIC, and Managing
                        Director of EnCap. His business address, and the business address of EnCap B,
                        ECIC and EnCap, is 1100 Louisiana Street, Suite 3150, Houston, Texas 77002, and
                        the principal business of all such entities is engaging in oil and gas investments. Mr. Zorich has been employed in the capacity of Managing Director of
                        EnCap from 1988 to the present. In addition, Mr. Zorich is a director of ECIC and
                        Benz Energy, Ltd. The address of ECIC is 1100 Louisiana Street, Suite 3150,
                        Houston, Texas 77002, and its principal business is oil and gas investments.

     3. ECIC. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of ECIC. Each of the persons listed below is a director of ECIC. The business address of each director and executive officer, unless otherwise indicated below, is 1100 Louisiana Street, Suite 3150, Houston, Texas 77002. Each of persons listed below is a United States citizen. None of such individuals owns any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Gary R. Petersen        See Part 2 above.
Robert L. Zorich        See Part 2 above.

     4. Energy Capital. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director of Energy Capital. None of such individuals owns any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Peter C. Tudball        Peter Tudball C.B.E. is a citizen of the United Kingdom. His business address is
  C.B.E.                Casu Investments Ltd., London House, 53-54 Haymarket, London SW1Y 4RP. Mr.
                        Tudball retired in 1993 as Managing Director and Vice Chairman of Graig Shipping
                        PLC, which is in the shipping business. He is currently employed as a
                        Non-executive Director of various companies.
Sir Peter G. Cazalet    Sir Peter G. Cazalet is a citizen of the United Kingdom. His business address is
                        15 Thames Walk, Hestor Road, London SW11 38G. Sir Cazalet retired in 1989 as
                        Managing Director of British Petroleum. In addition, he retired in 1996 as
                        Chairman of AVP PLC. He is currently employed as a Non-executive Director of P &
                        O PLC and other companies.
Leo G. Deschuyteneer    Leo G. Deschuyteneer is a citizen of Belgium. Mr. Deschuyteneer is currently employed as Executive Director of Sofina SA, a financial holding company, and his business address and the address of Sofina SA is 38 Rue de Naples, B-1050,
                        Brussels, Belgium. He is also currently employed as a Non-executive Director of other companies.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Eugene Fiedorek         Eugene Fiedorek, a United State citizen, is Managing Director of EnCap. The business address of EnCap is 1100 Louisiana Street, Suite 3150, Houston, Texas
                        77002, and the principal business EnCap is engaging in oil and gas investments.
                        Mr. Fiedorek has been employed in the capacity of Managing Director of EnCap from
                        1988 to the present. In addition, Mr. Fiedorek is a director of Apache
                        Corporation, Aviva Petroleum, Inc. and Matador Petroleum Corp. The address of
                        Apache Corporation is One Post Oak Central, 2000 Post Oak Boulevard, Suite 100,
                        Houston, Texas 77056-4400, and its principal business is the exploration, development and production of natural gas, crude oil and natural gas liquids. The address of Aviva Petroleum, Inc. is 8235 Douglas Avenue, Suite 400, Dallas, Texas
                        75225, and its principal business is the exploration, production and development of oil and gas. The address of Matador Petroleum Corp. is 8340 Meadow Road #158,
                        Dallas, Texas 75231, and its principal business is oil and gas exploration and development.
Alan B. Henderson       Alan B. Henderson is a citizen of the United Kingdom. Mr. Henderson is currently employed as Chairman of Ranger Oil (UK) Ltd. and his business address and the address of Ranger Oil (UK) Ltd. is Ranger House, Walnut Tree Close, Guildford,
                        Surrey GU1 4US. He is also currently employed as a Non-executive Director of other companies.
James F. Ladner         James F. Ladner is a citizen of Switzerland. Mr. Ladner is Executive Director of
                        RP & C International, an investment banker, and his business address and the address of RP & C International is Gartenstrasse 10, CH-8002, Zurich,
                        Switzerland. He is also currently employed as a Non-executive Director of other companies.
Gary R. Petersen        See Part 2 above.
William W. Vanderfelt   William W. Vanderfelt is a citizen of the United Kingdom. Mr. Vanderfelt is
                        Managing Partner of Petercam S.A., a stock brokerage firm, and his business address and the address of Petercam S.A. is 19 Place Sainte-Gudule, B-1000,
                        Brussels, Belgium.

     5. EnCap. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each member and managing director of EnCap. Each managing director is a member of EnCap. The business address of each member and managing director, unless otherwise indicated below, is 1100 Louisiana Street, Suite 3150, Houston, Texas 77002. Each member and managing director of EnCap is a United States citizen. None of such individuals owns any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Eugene C. Fiedorek      See Part 4 above.
David B. Miller         See Part 2 above.
D. Martin Phillips      See Part 2 above.
Gary R. Petersen        See Part 2 above.
Robert L. Zorich        See Part 2 above.

     6. Banc One Capital Partners VIII, Ltd. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each manager of Banc One Capital Partners VIII, Ltd. Each of the managers of Banc One Capital Partners VIII, Ltd. is a United States citizen. None of such individuals owns any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
David R. Meuse          David R. Meuse is Chairman, President and Chief Executive Officer of Banc One
                        Capital Holdings Corporation. His business address, and the address of Banc One
                        Capital Holdings Corporation, is 150 E. Gay Street, 24th Floor, Columbus, Ohio
                        43215. The principal business of Banc One Capital Holdings Corporation is investments. Mr. Meuse has been employed in the capacity of Chairman, President and Chief Executive Officer of Banc One Capital Holdings Corporation since 1993.
James J. Henson         James J. Henson is Executive Vice President of Banc One Capital Holdings
                        Corporation and Executive Vice President of BOCP Holdings Corporation. His
                        business address, and the address of Banc One Capital Holdings Corporation, is
                        150 E. Gay Street, 24th Floor, Columbus, Ohio 43215. The principal business of
                        Banc One Capital Holdings Corporation is investments. Mr. Henson has been employed in the capacity of Executive Vice President of Banc One Capital Holdings
                        Corporation since 1993. The address of BOCP Holdings Corporation is 150 E. Gay
                        Street, Columbus, Ohio 43215, and its principal business is investments.
Michael J. Endres       Michael J. Endres is Vice Chairman of Banc One Capital Corporation and Chairman
                        and President of BOCP Holdings Corporation. His business address, and the address of Banc One Capital Holdings Corporation, is 150 E. Gay Street, 24th Floor,
                        Columbus, Ohio 43215. The principal business of Banc One Capital Holdings
                        Corporation is investments. Mr. Endres has been employed in the capacity of Vice
                        Chairman of Banc One Capital Corporation since 1992. The address of BOCP Holdings
                        Corporation is 150 E. Gay Street, Columbus, Ohio 43215, and its principal business is investments.

     7. BOCP Holdings Corporation. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of BOCP Holdings Corporation. Directors are indicated by an asterisk (*). Each of the directors and executive officers of BOCP Holdings Corporation is a United States citizen. None of such individuals owns any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Michael J. Endres*      See Part 6 above.
William P. Boardman*    William P. Boardman is Senior Vice President of BANC ONE CORPORATION. His
                        business address, and the address of BANC ONE CORPORATION, is 100 E. Broad
                        Street, Columbus, Ohio 43215. The principal business of BANC ONE CORPORATION is banking. Mr. Boardman has been employed with BANC ONE CORPORATION for the preceding five years.
Ronald D. Brooks*       Ronald D. Brooks has been Chairman, President and Chief Executive Officer of Banc
                        One Capital Corporation since 1993. His business address, and the address of Banc
                        One Capital Corporation, is 150 E. Gay Street, 22nd Floor, Columbus, Ohio
                        43215. The principal business of Banc One Capital Corporation is investments.
                        Prior to 1993, Mr. Brooks was Vice Chairman of Banc One Capital Corporation.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Frederick L. Cullen*    Frederick L. Cullen is President and Chief Operating Officer of Banc One Ohio
                        Corporation. His business address, and the address of Banc One Ohio Corporation, is 100 E. Broad Street, Columbus, Ohio 43215, and its principal business is owning and managing Bank One, N.A. and Bank One Trust Company. Mr. Cullen has
                        been employed with Banc One Ohio Corporation for the preceding five years.
G. Lee Griffin*         G. Lee Griffin is Chairman and Chief Executive Officer of Banc One Louisiana
                        Corporation. His business address, and the address of Banc One Louisiana
                        Corporation, is Bank One Tower - Suite 2100, 451 Florida Street, Baton Rouge,
                        Louisiana 70801. The principal business of Banc One Louisiana Corporation is owning and managing Bank One, Louisiana. Mr. Griffin has been employed with Banc
                        One Louisiana Corporation, or its predecessor, Premier Bancorp, for the preceding five years.
Daniel J. Jessee*       Daniel J. Jessee has been Vice Chairman of Banc One Capital Corporation since
                        1994. His business address, and the address of Banc One Capital Corporation, is
                        150 E. Gay Street, 22nd Floor, Columbus, Ohio 43215. The principal business of
                        Banc One Capital Corporation is investments. Prior to 1994, Mr. Jessee was
                        Managing Director of Banc One Capital Corporation.
David J. Kundert*       David J. Kundert has been Chairman and Chief Executive Officer of Banc One
                        Investment Management Group, or its predecessor, since 1995. His business address, and the address of Banc One Investment Management Group, is 1111 Polaris
                        Parkway-B2, Columbus, Ohio 43240. The principal business of Banc One Investment
                        Management Group is acting as a fiduciary branch, managing trusts for business and individual clients and managing client 401(k)s. Mr. Kundert is also President and Chief Executive Officer of Banc One Investment Advisors Corporation. The
                        business address of Banc One Investment Advisors Corporation is 1111 Polaris
                        Parkway-B2, Columbus, Ohio 43240. The principal business of Banc One Investment
                        Advisors Corporation is acting as an investment advisory affiliate and managing
                        BANC ONE CORPORATION's 401(k) plan and mutual funds. Mr. Kundert has been employed in the capacity of Chairman and Chief Executive Officer of Banc One
                        Investment Advisors Corporation since 1992.
Robert F. B. Logan*     Robert F. B. Logan is currently retired. From 1995 to his retirement in 1996, Mr.
                        Logan was President and Chief Executive Officer of Bank One, Arizona. His
                        address, and the address of Bank One, Arizona, is 241 North Central - 36th Floor,
                        Phoenix, Arizona 85004. The principal business of Bank One, Arizona is banking.
                        From 1992 to 1995, Mr. Logan was retired.
Donald L. McWhorter*    Donald L. McWhorter is currently retired. Prior to his retirement in 1994, Mr.
                        McWhorter was employed with BANC ONE CORPORATION. His address, and the address of
                        BANC ONE CORPORATION, is 100 E. Broad Street, Columbus, Ohio 43215. The principal business of BANC ONE CORPORATION is banking.
David R. Meuse*         See Part 6 above.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
James V. Pickett*       James V. Pickett is Vice Chairman of Banc One Capital Corporation. His business address, and the address of Banc One Capital Corporation, is 150 E. Gay Street,
                        22nd Floor, Columbus, Ohio 43215. The principal business of Banc One Capital
                        Corporation is investments. Mr. Pickett has been employed in the capacity of Vice
                        Chairman of Banc One Capital Corporation since 1993. Prior to February 1993, Mr.
                        Pickett was Chairman of Pickett Companies. The address of Pickett Companies is
                        150 E. Gay Street, 22nd Floor, Columbus, Ohio 43215, and its principal business is real estate asset management.
William E. Roberts*     William E. Roberts is Vice Chairman of Banc One Capital Corporation. His business address, and the address of Banc One Capital Corporation, is 150 E. Gay Street,
                        22nd Floor, Columbus, Ohio 43215. The principal business of Banc One Capital
                        Corporation is investments. Mr. Roberts has been employed in the capacity of Vice
                        Chairman of Banc One Capital Corporation since 1993. Prior to this position, Mr.
                        Roberts was Chairman of Pickett Companies. The business address of Pickett
                        Companies is 150 E. Gay Street, 22nd Floor, Columbus, Ohio 43215.
Ronald G. Steinhart*    Ronald G. Steinhart has been Chairman and Chief Executive Officer of Banc One
                        Commercial Banking Group since 1996. His business address, and the address of
                        Banc One Commercial Banking Group, is 150 E. Gay Street, Columbus, Ohio 43215.
                        The principal business of Banc One Commercial Banking Group is commercial banking. From 1992 to 1996, Mr. Steinhart was President of Bank One, Texas. The
                        business address of Bank One, Texas is 1717 Main Street, Dallas, Texas 75201. The
                        principal business of Bank One, Texas is banking.
James J. Henson         See Part 6 above.
John W. Adams           John W. Adams is Managing Director of Banc One Capital Corporation and Executive
                        Vice President of BOCP Holdings Corporation. His business address, and the address of Banc One Capital Corporation, is 150 E. Gay Street, 24th Floor,
                        Columbus, Ohio 43215. The address of BOCP Holdings Corporation is 150 E. Gay
                        Street, Columbus, Ohio 43215, and its principal business is investments.

     8. Banc One Capital Holdings Corporation. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of Banc One Capital Holdings Corporation. Directors are indicated by an asterisk (*). Each of the directors and executive officers of Banc One Capital Holdings Corporation is a United States citizen. None of such individuals owns any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
John B. McCoy*          John B. McCoy is Chairman of BANC ONE CORPORATION. His business address, and the address of BANC ONE CORPORATION, is 100 E. Broad Street, Columbus, Ohio 43215.
                        The principal business of BANC ONE CORPORATION is banking. In addition, Mr. McCoy serves as a director of Cardinal Health, Inc., Ameritech Corporation, Federal
                        Home Loan Mortgage Corporation and Tenneco, Inc. The address of Cardinal Health,
                        Inc. is 5555 Glendon Court, Dublin, Ohio 43016, and its principal business is the wholesale distribution of pharmaceuticals and related health care products. The address of Ameritech Corporation is 30 South Wacker Drive, Chicago, Illinois
                        60606, and its principal business is communications services. The address of
                        Federal Home Loan Mortgage Corporation is 8200 Jones Branch Drive, McLean,
                        Virginia 22102, and its principal business is providing residential mortgages.
                        The address of Tenneco, Inc. is 1275 King Street, Greenwich, Connecticut 06831,
                        and its principal business is manufacturing automotive parts and packaging. Mr.
                        McCoy has been employed with BANC ONE CORPORATION for the preceding five years.
David R. Meuse*         See Part 6 above.
James J. Henson*        See Part 6 above.
Ronald D. Brooks*       See Part 7 above.
David J. Kundert*       See Part 7 above.
Michael J. Endres*      See Part 6 above.
Brad L. Pospichel       Brad L. Pospichel has been Executive Vice President and Treasurer of Banc One
                        Capital Holdings Corporation since 1993. His business address, and the address of
                        Banc One Capital Holdings Corporation, is 150 E. Gay Street, 24th Floor,
                        Columbus, Ohio 43215. The principal business of Banc One Capital Holdings is investments. Prior to 1993, he was Treasurer of Banc One Capital Corporation. The
                        address of Banc One Capital Corporation is 150 E. Gay Street, 24th Floor,
                        Columbus, Ohio 43215, and its principal business is investments.
Carter K. McDowell      Carter K. McDowell has been Senior Vice President and Director of Compliance of
                        Banc One Capital Holdings Corporation since September 1997. His business address, and the address of Banc One Capital Holdings, is 150 E. Gay Street, 24th Floor,
                        Columbus, Ohio 43215. The principal business of Banc One Capital Holdings is investments. From 1992 to September 1997, Mr. McDowell was Practice Group Head
                        for Regulatory and Compliance (Legal Department) for BANC ONE CORPORATION. The
                        address of BANC ONE CORPORATION is 100 E. Broad Street, Columbus, Ohio 43215, and
                        its principal business is banking.

     9. BANC ONE CORPORATION. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of BANC ONE CORPORATION. Directors are indicated by an asterisk (*). Each of the directors and executive officers of BANC ONE CORPORATION is a United States citizen. To the knowledge of Acquirors, none of such individuals owns any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------

Bennett Dorrance*       Bennett Dorrance is an investor and Chairman and Managing Director of DMB
                        Associates. His business address, and the address of DMB Associates, is 410 North
                        44th Street, Phoenix, Arizona 85008. The principal business of DMB Associates is real estate investment and development. Mr. Dorrance also serves as Vice Chairman of Campbell Soup Company, Inc. and is a director of UDC Homes, Inc. The address of Campbell Soup Company, Inc. is Campbell Place, Camden, New Jersey 08103-1799,
                        and its principal business is the manufacturing and marketing of convenience food products. The address of UDC Homes, Inc. is 6710 North Scottsdale Road,
                        Scottsdale, Arizona 85253, and its principal business is home construction.

Charles E. Exley, Jr.*  Charles E. Exley, Jr. is a Corporate Director of BANC ONE CORPORATION. His
                        business address, and the address of BANC ONE CORPORATION, is 100 E. Broad
                        Street, Columbus, Ohio 43271. The principal business of BANC ONE CORPORATION is banking. In addition, Mr. Exley is a director of Merck & Co., Inc. The address of
                        Merck & Co. is One Merck Drive, Whitehouse Station, New Jersey, 08889-0100, and
                        its principal business is pharmaceuticals.

E. Gordon Gee*          E. Gordon Gee is President of The Ohio State University. His business address, and the address of The Ohio State University, is Columbus, Ohio 43210. In
                        addition, Dr. Gee is a director of Abercrombie & Fitch, Inc., ASARCO, Inc.,
                        Columbia Gas of Ohio, Glimcher Realty Trust, Intimate Brands, Inc. and The
                        Limited, Inc. The address of Abercrombie & Fitch, Inc. is Four Limited Parkway
                        East, P.O. Box 182168 Reynoldsburg, Ohio 43218, and its principal business is the purchase, distribution and sale of men's and women's casual apparel. The address of ASARCO, Inc. is 180 Maiden Lane, New York, New York 10038, and its principal business is the production of nonferrous metals, specialty chemicals and aggregates. The address of Columbia Gas of Ohio is 200 Civic Center Drive South,
                        Columbus, Ohio 43215 and its principal business is gas operations. The address of
                        Glimcher Realty Trust is 20 South Third Street, Columbus, Ohio 43215, and its
                        principal business is owning, leasing, acquiring, developing and operating enclosed regional malls, community shopping center properties and single tenant retail properties. The address of Intimate Brands, Inc. is Three Limited Parkway,
                        P.O. Box 16000, Columbus, Ohio 43216, and its principal business is the purchase, distribution and sale of lingerie, personal care products and women's apparel.
                        The address of The Limited, Inc. is Three Limited Parkway, P.O. Box 16000,
                        Columbus, Ohio 43216, and its principal business is the purchase, distribution and sale of women's apparel, lingerie, men's apparel, personal care products, children's apparel and a wide variety of sporting goods.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
John R. Hall*           John R. Hall has been retired since 1996. From 1992 to 1996, Mr. Hall was
                        Chairman and Chief Executive Officer of Ashland, Inc. His business address, and the address of Ashland, Inc., is 1000 Ashland Drive, Russell, Kentucky 41169. The
                        principal business of Ashland, Inc. is oil refining and the manufacturing and distribution of chemicals. Mr. Hall also serves as a director of Reynolds Metals
                        Company, Humana Inc., CSX Corporation and UCAR International, Inc. The address of
                        Reynolds Metals Company is 6601 W. Broad Street, Richmond, Virginia 23261, and
                        its principal business is the manufacturing of aluminum. The address of Humana
                        Inc. is 500 West Main Street, Louisville, Kentucky 40202, and its principal business is managed health care products. The address of CSX Corporation is 901
                        East Cary Street, Richmond, Virginia 23219-4031, and its principal business is rail freight transportation and distribution services. The address of UCAR
                        International is 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001, and its
                        principal business is the manufacture of graphite and carbon electrodes.

Laban P. Jackson, Jr.*  Laban P. Jackson, Jr. is Chairman and Chief Executive Officer of Clear Creek
                        Properties, Inc. His business address, and the address of Clear Creek Properties,
                        Inc., is 101 Prosperous Place, Lexington, Kentucky 40509. The principal business of Clear Creek Properties, Inc. is real estate development.

John W. Kessler*        John W. Kessler is Chairman of The New Albany Company. The principal business of
                        The New Albany Company is real estate development. In addition, Mr. Kessler has been Chairman of Marsh & McLennan Real Estate Advisors, Inc., a real estate development company since 1980, and Chairman of John W. Kessler Company, a real estate development company, since 1975. Mr. Kessler has been employed with The
                        New Albany Company for the preceding five years.

Richard J. Lehmann*     Richard J. Lehmann has been President of BANC ONE CORPORATION since 1995 and
                        Chief Operating Officer of BANC ONE CORPORATION since 1996. His business address, and the address of BANC ONE CORPORATION, is 100 E. Broad Street, Columbus, Ohio
                        43271. The principal business of BANC ONE CORPORATION is banking. From 1991 to
                        1995, Mr. Lehmann was Chairman and Chief Executive Officer of Banc One Arizona
                        Corporation (formerly, Valley National Corporation) and Bank One, Arizona, N.A.
                        (formerly, Valley National Bank). The address of Banc One Arizona Corporation is
                        201 North Central Avenue, Phoenix, Arizona 85004, and its principal business is owning and managing Banc One Arizona, N.A., Bank One, Utah, N.A. and Banc One
                        Arizona Investment Corporation. The address of Bank One, Arizona, N.A. is 241
                        North Central --36th Floor, Phoenix, Arizona 85004, and its principal business is banking.

John B. McCoy*          See Part 8 above.

John G. McCoy*          John G. McCoy is Chairman of the BANC ONE CORPORATION Executive Committee. His
                        business address, and the address of BANC ONE CORPORATION, is 100 E. Broad
                        Street, Columbus, Ohio 43271. The principal business of BANC ONE CORPORATION is banking. Mr. McCoy has been employed with BANC ONE CORPORATION for the preceding five years.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Thekla R. Shackelford*  Thelka R. Shackelford is an education consultant. In addition, Ms. Shackelford is a director of Wendy's International, Inc. and Fiserv Inc. The address of Wendy's
                        International, Inc. is P.O. Box 256, 4288 West Dublin-Granville Road, Dublin,
                        Ohio 43017-0256, and its principal business is quick service restaurants. The address of Fiserv Inc. is 255 Fiserv Drive, Brookfield, Wisconsin 53045, and its
                        principal business is computer technology and related products. Ms. Shackelford has been an education consultant for the preceding five years.

Alex Shumate*           Alex Shumate is Office Managing Partner of the Columbus office of Squire, Sanders
                        & Dempsey. His business address, and the address of Squire, Sanders & Dempsey, is
                        41 South High Street, #1300, Columbus, Ohio 43215. Squire, Sanders & Dempsey are
                        attorneys-at-law. Mr. Shumate has been employed with Squire, Sanders & Dempsey for the preceding five years.

Frederick P. Stratton,  Frederick P. Stratton, Jr. is Chairman and Chief Executive Officer of Briggs &
  Jr.*                  Stratton Corporation. His business address, and the address of Briggs & Stratton
                        Corporation, is 12301 West Wirth Street, Wauwatosa, Wisconsin 53222. The
                        principal business of Briggs & Stratton Corporation is the manufacture of air cooled gasoline engines for outdoor power equipment. Mr. Stratton is also a director of Midwest Express Holdings, Inc., Weyco Group, Inc., Wisconsin Electric
                        Power Company and Wisconsin Energy Corporation. The address of Midwest Express
                        Holdings, Inc. is 6744 South Howell Avenue, Oak Creek, Wisconsin 53154, and its
                        principal business is the operation of a single-class, premium service passenger jet airline. The address of Weyco Group, Inc. is 234 E. Reservoir Avenue, P.O.
                        Box 1188, Milwaukee, Wisconsin 53201, and its principal business is the manufacture, purchase and distribution of men's footwear. The address of
                        Wisconsin Electric Power Company is 231 West Michigan Street, P.O. Box 2045,
                        Milwaukee, Wisconsin 53201, and its principal business is electric, gas and steam utilities. The address of Wisconsin Energy Corporation is 231 West Michigan
                        Street, P.O. Box 2949, Milwaukee, Wisconsin 53201, and its principal business is electric, gas and steam utilities.

Robert D. Walter*       Robert D. Walter is Chairman and Chief Executive Officer of Cardinal Health, Inc.
                        His business address, and the address of Cardinal Health, Inc., is 5555 Glendon
                        Court, Dublin, Ohio 43016. The principal business of Cardinal Health, Inc. is the wholesale distribution of pharmaceuticals and related health care products. Mr.
                        Walter is also a director of Karrington Health, Inc. and Westinghouse Electric
                        Corporation. The address of Karrington Health, Inc. is 919 Old Henderson Road,
                        Columbus, Ohio 43220 and its principal business is developing, owing and operating assisted living residences. The address of Westinghouse Electric
                        Corporation is Westinghouse Building, 11 Stanwix Street, Pittsburgh, Pennsylvania
                        15222-1384, and it is a global company operating in the fields of entertainment, technology and industry.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
John C. Tolleson*       John C. Tolleson was formerly Chairman and Chief Executive Officer of First USA,
                        Inc. His business address, and the address of First USA, Inc., is 1601 Elm
                        Street, 47th Floor, Dallas, Texas 75201. The principal business of First USA,
                        Inc. is issuing credit cards and providing other credit-related services. In addition, Mr. Tolleson was Chairman and Chief Executive Officer of First USA
                        Financial, Inc. The principal business of First USA Financial, Inc. is conducting the operations of First USA, Inc. Mr. Tolleson was also a director of First USA
                        Bank and First USA Federal Savings Bank. The principal business of First USA Bank is issuing credit cards. The principal business of First USA Federal Savings Bank is providing financial services to card holders. Mr. Tolleson is also a chairman of First USA Paymentech, which is a payment processor. The address of First USA
                        Financial, Inc., First USA Bank, First USA Federal Savings Bank and First USA
                        Paymentech is 1601 Elm Street, 47th Floor, Dallas, Texas 75201.

John F. Havens*         John F. Havens is an honorary director of BANK ONE CORPORATION. He is currently retired. Prior to his retirement, he was chairman of BANC ONE CORPORATION. The address of BANC ONE CORPORATION is 100 E. Broad Street, Columbus, Ohio 45271, and
                        its principal business is banking.

Steven A. Bennett       Steven A. Bennett is Senior Vice President and General Counsel of BANC ONE
                        CORPORATION. His business address, and the address of BANC ONE CORPORATION, is
                        100 E. Broad Street, Columbus, Ohio 43271. The principal business of BANC ONE
                        CORPORATION is banking. Mr. Bennett has been employed with BANC ONE CORPORATION for the preceding five years.

William P. Boardman     See Part 6 above.

Bobby L. Doxey          Bobby L. Doxey has been Senior Vice President and Controller of BANC ONE
                        CORPORATION since May 1996. His business address, and the address of BANC ONE
                        CORPORATION, is 100 E. Broad Street, Columbus, Ohio 43271. The principal business of BANC ONE CORPORATION is banking. Prior to 1996, Mr. Doxey served as Chief
                        Financial Officer of Bank One, Texas, N.A. The principal business of Bank One,
                        Texas, N.A. is banking, and its address is 1717 Main Street, Dallas, Texas 75201.

Roman J. Gerber         Roman J. Gerber is Executive Vice President of BANC ONE CORPORATION. His business address, and the address of BANC ONE CORPORATION, is 100 E. Broad Street,
                        Columbus, Ohio 43271. The principal business of BANC ONE CORPORATION is banking.
                        Mr. Gerber has been employed with BANC ONE CORPORATION for the preceding five years.

William C. Leiter       William C. Leiter is Senior Vice President of BANC ONE CORPORATION. His business address, and the address of BANC ONE CORPORATION, is 100 E. Broad Street,
                        Columbus, Ohio 43271. The principal business of BANC ONE CORPORATION is banking.
                        Mr. Leiter has been employed with BANC ONE CORPORATION for the preceding five years.

Richard D. Lodge        Richard D. Lodge is Senior Vice President of BANC ONE CORPORATION. His business address, and the address of BANC ONE CORPORATION, is 100 E. Broad Street,
                        Columbus, Ohio 43271. The principal business of BANC ONE CORPORATION is banking.
                        Mr. Lodge has been employed with BANC ONE CORPORATION for the preceding five years.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Michael J. McMennamin   Michael J. McMennamin is Executive Vice President and Chief Financial Officer of
                        BANC ONE CORPORATION. His business address, and the address of BANC ONE
                        CORPORATION, is 100 E. Broad Street, Columbus, Ohio 43271. The principal business of BANC ONE CORPORATION is banking. Mr. McMennamin has been employed with BANC
                        ONE CORPORATION for the preceding five years.

     10. First Union Investors. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of First Union Investors. Each person listed below is a director of First Union Investors. Each of the directors and executive officers of First Union Investors is a United States citizen. To the knowledge of Acquirors, none of such individuals owns any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------

Robert T. Atwood        Robert T. Atwood is Executive Vice President and Chief Financial Officer of First
                        Union Corporation and Executive Vice President of First Union Investors. His
                        business address, the address of First Union Corporation, and the address of
                        First Union Investors is One First Union Center, Charlotte, North Carolina 28288.
                        First Union Corporation is registered as a bank holding company. The principal business of First Union Investors is engaging in various investment activities on behalf of First Union Corporation and its affiliates. Mr. Atwood has been employed with First Union Corporation for the preceding five years.

Edward E. Crutchfield   Edward E. Crutchfield is Chairman and Chief Executive Officer of First Union
                        Corporation. His business address, and the address of First Union Corporation, is
                        One First Union Center, Charlotte, North Carolina 28288. First Union Corporation
                        is registered as a bank holding company. Mr. Crutchfield has been employed with
                        First Union Corporation for the preceding five years. In addition, Mr.
                        Crutchfield is a director of Bernhardt Industries, Inc., Liberty Corporation and
                        V F Corporation. The address of Bernhardt Industries, Inc. is P.O. Box 740,
                        Lenoir, North Carolina 28645, and its principal business is the manufacturing of furniture. The address for Liberty Corporation is Post Office Box 789, Wade
                        Hampton Boulevard, Greenville, S. C. 29602, and its principal business is life insurance and television broadcasting. The address of V F Corporation is 1047
                        North Park Road, Wyomissing, Pennsylvania 19610, and its principal business is the design, manufacture and marketing of apparel.

John R. Georgius        John R. Georgius is President of First Union Corporation and President of First
                        Union Investors. His business address, the address of First Union Corporation, and the address of First Union Investors is One First Union Center, Charlotte,
                        North Carolina 28288. First Union Corporation is registered as a bank holding company. The principal business of First Union Investors is engaging in various investment activities on behalf of First Union Corporation and its affiliates.
                        Prior to 1993, Mr. Georgius was Chairman and Chief Executive Officer of First
                        Union National Bank -- North Carolina. The address of First Union National
                        Bank -- North Carolina is One First Union Center, Charlotte, North Carolina
                        28288, and its principal business is banking.

     11. First Union Corporation. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each director and executive officer of First Union Corporation. Directors are indicated by an asterisk (*).

Each of the directors and executive officers of First Union Corporation is a United States citizen. To the knowledge of Acquirors, none of such individuals owns any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
A. Dano Davis*          A. Dano Davis is Chairman, Principal Executive Officer and a director of Winn-
                        Dixie Stores, Inc. His business address, and the address of Winn-Dixie Stores,
                        Inc., is 5050 Edgewood Court, Jacksonville, Florida 32254. The principal business of Winn-Dixie Stores, Inc. is retail grocery sales. Mr. Davis has been employed with Winn-Dixie Stores, Inc. for the preceding five years. In addition, Mr. Davis is a director of American Heritage Life Investment Corporation. The address of
                        American Heritage Life Investment Corporation is American Heritage Life Building,
                        1776 American Heritage Life Drive, Jacksonville, Florida 32224, and its principal business is life insurance.

Roddey Dowd, Sr.*       Roddey Dowd, Sr. is Chairman of Charlotte Pipe and Foundry Company. His business address, and the address of Charlotte Pipe and Foundry Company, is P.O. Box
                        35430, Charlotte, North Carolina 28235. The principal business of Charlotte Pipe and Foundry Company is manufacturing pipe and fittings. Mr. Dowd has been employed with Charlotte Pipe and Foundry Company for the preceding five years. In addition, Mr. Dowd is a director of Ruddick Corporation. The address of Ruddick
                        Corporation is 2000 Two First Union Center, Charlotte, North Carolina 28282, and
                        its principal business is a diversified holding company.

William H. Goodwin,     William H. Goodwin, Jr. is Chairman of CCA Industries. His business address, and
  Jr.*                  the address of CCA Industries, is 901 East Cary Street, Suite 1400, Richmond,
                        Virginia 23219. The principal business of CCA Industries is manufacturing sports and other equipment. CCA Industries is also a diversified holding company. Mr.
                        Goodwin has been employed with CCA Industries for the preceding five years. Mr.
                        Goodwin is also a director of Bassett Furniture Industries, Incorporated. The address of Bassett Furniture Industries, Incorporated is 3525 Fairystone Park
                        Highway, Bassett, Virginia 24055, and its principal business is manufacturing and selling furniture.

Jack A. Laughery*       Jack A. Laughery is Chairman of Laughery Investments. His business address, and the address of Laughery Investments, is 800 Tiffany Boulevard, Suite 305, Rocky
                        Mount, North Carolina 27804. The principal business of Laughery Investments is developing restaurants. From 1995 to 1997, Mr. Laughery was Chairman of The Bagel
                        Group, Inc., a restaurant developer. The address of The Bagel Group, Inc. is 800
                        Tiffany Boulevard, Suite 305, Rocky Mount, North Carolina 27804. Prior to 1995,
                        Mr. Laughery was Chairman of Hardee's Food, Inc., a fast food chain. The address of Hardee's Food, Inc. is 1233 Hardee's Boulevard, Rocky Mount, North Carolina
                        27804. Mr. Laughery is also a director of MassMutual Corporate Investors,
                        MassMutual Participation Investors and Papa John's International, Inc. The
                        address of MassMutual Corporate Investors is 1295 State Street, Springfield,
                        Massachusetts 01111, and it is an investment company. The address of MassMutual
                        Participation Investors is 1295 State Street, Springfield, Massachusetts 01111,
                        and it is an investment company. The address of Papa John's International, Inc.
                        is 11492 Bluegrass Parkway, Suite 175, Louisville, Kentucky 40299-2370, and its
                        principal business is operating and franchising pizza delivery and carry-out restaurants.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Radford D. Lovett*      Radford D. Lovett is Chairman of Commodores Point Terminal Corp. His business address, and the address of Commodores Point Terminal Corp, is 1600 Independent
                        Square, Jacksonville, Florida 32202. The principal business of Commodores Point
                        Terminal Corp is operating a marine terminal and a real estate management company. Mr. Lovett has been employed with Commodores Point Terminal Corp. for the preceding five years. In addition, Mr. Lovett is a director of American
                        Heritage Life Investment Corporation, Florida Rock Industries, Inc., FRP
                        Properties, Inc. and Winn-Dixie Stores, Inc. The address of American Heritage
                        Life Investment Corporation is American Heritage Life Building, 1776 American
                        Heritage Life Drive, Jacksonville, Florida 32224, and its principal business is life insurance. The address of Florida Rock Industries, Inc. is 155 East 21st
                        Street, Jacksonville, Florida 32206, and its principal business is the production and sale of ready mixed concrete and the mining, processing and sale of sand, gravel and crushed stone. The address for FRP Properties, Inc. is 155 East 21st
                        Street, Jacksonville, Florida 32206, and its principal business is transportation and real estate. The address of Winn-Dixie Stores, Inc. is 5050 Edgewood Court,
                        Jacksonville, Florida 32254-3699, and its principal business is retail grocery sales.

Randolph N. Reynolds*   Randolph N. Reynolds is Vice Chairman and a director of Reynolds Metals Company.
                        His business address, and the address of Reynolds Metals Company, is 6601 W.
                        Broad Street, Richmond, Virginia 23261. The principal business of Reynolds Metals
                        Company is the manufacturing of aluminum. Mr. Reynolds has been employed with
                        Reynolds Metals Company for the preceding five years.

John D. Uible*          John D. Uible is an investor. His business address is 225 Water Street, Suite
                        840, Jacksonville, Florida 32202. Mr. Uible has been an investor for the preceding five years. Mr. Uible is also a director of St. Joe Corporation. The address of St. Joe Corporation is Suite 400, 1650 Prudential Drive, Jacksonville,
                        Florida 32207, and it is a diversified company engaged primarily in the transportation, real estate, forestry and sugar industries.

G. Alex Bernhardt,      G. Alex Bernhardt, Sr. is Chairman and Chief Executive Officer of Bernhardt
  Sr.*                  Furniture Company. His business address, and the address of Bernhardt Furniture
                        Company, is P.O. Box 740, Lenoir, North Carolina 28645. The principal business of
                        Bernhardt Furniture Company is the manufacturing of furniture. Prior to 1996, Mr.
                        Bernhardt was President and Chief Executive Officer of Bernhardt Furniture
                        Company. Mr. Bernhardt is also a director of Duke Energy Corporation. The address of Duke Energy Corporation is 422 S. Church Street, PB04G, Charlotte, North
                        Carolina 28242, and it is an electric utility.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
W. Waldo Bradley*       W. Waldo Bradley is Chairman of Bradley Plywood Corporation. His business address, and the address of Bradley Plywood Corporation, is P.O. Box 1408,
                        Savannah, Georgia 31402-1408. The principal business of Bradley Plywood
                        Corporation is wholesale distribution of building materials. Mr. Bradley has been employed with Bradley Plywood Corporation for the preceding five years. In addition, Mr. Bradley is a director of AGL Resources, Inc. and Savannah Foods &
                        Industries, Inc. The address for AGL Resources, Inc. is 303 Peachtree Street,
                        N.E., Atlanta, Georgia 30308, and its principal business is the distribution of natural gas. The address of Savannah Foods & Industries, Inc. is P. O. Box 339,
                        Savannah, Georgia 31402, and its principal business is the production, marketing, and distribution of food products, primarily refined sugar.
Howard H. Haworth*      Howard H. Haworth is President of The Haworth Group and The Haworth Foundation,
                        Inc. His business address, and the address of The Haworth Group and The Haworth
                        Foundation, Inc., is P.O. Box 15369, Charlotte, North Carolina 28211. The
                        principal business of The Haworth Group and The Haworth Foundation, Inc. is in
                        investments. Mr. Haworth has been employed with The Haworth Group and The Haworth
                        Foundation, Inc. for the preceding five years.
Leonard G. Herring*     Leonard G. Herring is an investor. His business address is P.O. Box 427, North
                        Wilkesboro, North Carolina 28659. Prior to 1996, he was President and Chief
                        Executive Officer of Lowe's Companies, Inc. Lowe's Companies, Inc. is a retailer of building materials and related products for home improvement. The address of
                        Lowe's Companies, Inc. is P.O. Box 1111, North Wilkesboro, North Carolina 28656.
                        Mr. Herring is a director of Lowe's Companies, Inc.
Mackey J. McDonald*     Mackey J. McDonald is President and Chief Executive Officer of VF Corporation.
                        His business address, and the address of VF Corporation, is 1047 North Park Road,
                        Wyomissing, Pennsylvania 19610. VF Corporation is a manufacturer of apparel. Mr.
                        McDonald has been employed with VF Corporation for the preceding five years. Mr.
                        McDonald is also a director of VF Corporation. The address of VF Corporation is
                        1047 North Park Road, Wyomissing, Pennsylvania 19610, and its principal business is the design, manufacture and marketing of apparel.
Lanty L. Smith*         Lanty L. Smith is Chairman and Chief Executive Officer of Precision Fabrics
                        Group, Inc. His business address, and the address of Precision Fabrics Group,
                        Inc., is 301 North Elm Street, Suite 600, Greensboro, North Carolina 27401. The
                        principal business of Precision Fabrics Group, Inc. is the manufacturing of technical, high-performance textile products. Mr. Smith has been employed with
                        Precision Fabrics Group, Inc. for the preceding five years.
Dewey L. Trogdon*       Dewey L. Trogdon is Chairman and a director of Cone Mills Corporation. His business address, and the address of Cone Mills Corporation, is 3101 North Elm
                        Street, P.O. Box 26540, Greensboro, North Carolina 27415-6540. The principal business of Cone Mills Corporation is textile manufacturing. Mr. Trogdon has been employed with Cone Mills Corporation for the preceding five years.

                                       PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
            NAME                           POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
----------------------------  ------------------------------------------------------------------------------------
Robert J. Brown*              Robert J. Brown is Chairman, President and Chief Executive Officer of B&C
                              Associates, Inc. His business address, and the address of B&C Associates, Inc., is
                              P.O. Box 2636, High Point, North Carolina 27261. The principal business of B&C
                              Associates, Inc. is public relations and marketing research. Mr. Brown has been employed with B&C Associates, Inc. for the preceding five years. In addition, Mr.
                              Brown is also a director of Duke Energy Corporation and Sonoco Products Company. The
                              address of Duke Energy Corporation is 422 S. Church Street, PB04G, Charlotte, North
                              Carolina 28242, and it is an electric utility. The address for Sonoco Products
                              Company is Post Office Box 160, Hartsville, South Carolina 29550-0160, and its
                              principal business is the manufacture of paperboard-based and plastic-based packaging products.
Edward E. Crutchfield*        See Part 10 above.
R. Stuart Dickson*            R. Stuart Dickson has been Chairman of the Executive Committee of Ruddick
                              Corporation since 1994. He is also a director of Ruddick Corporation. His business address, and the address of Ruddick Corporation, is 2000 Two First Union Center,
                              Charlotte, North Carolina 28282. Ruddick Corporation is a diversified holding company. Prior to 1994, he was Chairman of Ruddick Corporation. Mr. Dickson is also a director of Dimon Incorporated, PCA International Inc., Textron, Inc. and United
                              Dominion Industries. The address of Dimon Incorporated is 512 Bridge Street,
                              Danville, Virginia 24541, and its principal business is as a leaf tobacco merchant.
                              The address of PCA International, Inc. is 815 Matthews-Mint Hill Road, Matthews,
                              North Carolina 28105, and its principal business is the sale of photographic color portraits. The address of Textron, Inc. is 40 Westminster Street, Providence, Rhode
                              Island 02903, and its principal business is manufacturing aerospace, consumer, industrial and other products. The address of United Dominion Industries is 2300 One
                              First Union Center, 301 South College Street, Charlotte, North Carolina 28202-6039,
                              and its principal business is engineering equipment for heating, air drying and purification, fluid handling, heat exchange, compaction, food processing, material handling equipment, steel doors and aerospace applications.
B. F. Dolan*                  B. F. Dolan is an investor. His business address is 1990 Two First Union Center,
                              Charlotte, North Carolina 28282. Prior to being an investor, Mr. Dolan was Chairman of Textron, Inc., in Providence, Rhode Island. Textron, Inc. manufactures aerospace, consumer, industrial and other products. In addition, Mr. Dolan is a director of FPL
                              Group, Inc., Polaris Industries, Inc., Ruddick Corporation and Banco Santander, N.A.
                              The address of FPL Group, Inc. is 700 Universe Boulevard, Juno Beach, Florida 33408,
                              and it is a public utility holding company. The address of Polaris Industries, Inc.
                              is 1225 Highway 169 North, Minneapolis, Minnesota 55441, and its principal business is manufacturing snowmobiles, recreational and utility vehicles, along with related accessories, clothing and replacement parts. The address of Ruddick Corporation is
                              2000 Two First Union Center, Charlotte, North Carolina 28282, and it is a
                              diversified holding company. The address of Banco Santander, N.A. is Paseo de la
                              Castellana 24, 28046 Madrid, Spain, and its principal business is banking.
John R. Georgius*             See Part 10 above.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Max Lennon*                   Max Lennon has been President of Mars Hill College since 1996. His business address, and the address of Mars Hill College, is 50 Marshall Street, Mars Hill, North
                              Carolina 28754. From 1994 to 1996, Mr. Lennon was President and Chief Executive
                              Officer of Eastern Foods, Inc., a food manufacturer and distributor. The address of
                              Eastern Foods, Inc. is 1000 Naturally Fresh Boulevard, Atlanta, Georgia 30349. Prior
                              to 1994, Mr. Lennon was President of Clemson University in Clemson, South Carolina
                              29634. Mr. Lennon is also a director of Delta Woodside Industries, Inc. and Duke
                              Energy Corporation. The address of Delta Woodside Industries is 233 N. Main Street,
                              Hammond Square, Suite 200, Greenville, South Carolina 29601, and its principal business is manufacturing and marketing woven and knitted fabrics and apparel. The address of Duke Energy Corporation is 422 S. Church Street, PB04G, Charlotte, North
                              Carolina 28242, and it is an electric utility.
Ruth G. Shaw*                 Ruth G. Shaw has been Senior Vice President, Corporate Resources and Chief
                              Administrative Officer of Duke Energy Corporation since 1994. Her business address, and the address of Duke Energy Corporation, is 422 S. Church Street, PB04G,
                              Charlotte, North Carolina 28242. Duke Energy Corporation is an electric utility.
                              From 1992 to 1994, Ms. Shaw was Vice President, Corporate Communications, of Duke
                              Power Company. In addition, Ms. Shaw is a director of AppleSouth, Inc. The address of AppleSouth, Inc. is Hancock at Washington, Madison, Georgia 30650, and it is a
                              restaurant operating company.
B. J. Walker*                 B. J. Walker is Vice Chairman of First Union Corporation. His business address, and the address of First Union Corporation, is One First Union Center, Charlotte, North
                              Carolina 28288. First Union Corporation is registered as a bank holding company. Mr.
                              Walker has been employed with First Union Corporation for the preceding five years.
Edward E. Barr*               Edward E. Barr is Chairman, President and Chief Executive Officer of Sun Chemical
                              Corporation. His business address, and the address of Sun Chemical Corporation, is
                              222 Bridge Plaza South, Fort Lee, New Jersey 07024. Sun Chemical Corporation is a
                              graphic arts materials manufacturer. Mr. Barr has been employed with Sun Chemical
                              Corporation for the preceding five years. In addition, Mr. Barr is a director of
                              United Water Resources Inc. The address of United Water Resources Inc. is 200 Old
                              Hook Road, Harrington Park, New Jersey 07640, and its principal business is ownership of regulated water and wastewater utilities.
Arthur M. Goldberg*           Arthur M. Goldberg is Executive Vice President, President of Gaming Operations and a
                              director of Hilton Hotels Corporation. His business address, and the address of
                              Hilton Hotels Corporation, is 9336 Civic Center Drive, Beverly Hills, California
                              90210. The principal business of Hilton Hotels Corporation is lodging and casinos.
                              Prior to 1996, Mr. Goldberg was Chairman, President and Chief Executive Officer of
                              Bally Entertainment Corporation. The address of Bally Entertainment Corporation is
                              8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, and its principal business is casinos and entertainment. In addition, Mr. Goldberg is a director of DiGiorgio
                              Corporation. The address of DiGiorgio Corporation is 380 Middlesex Avenue, Carteret,
                              New Jersey 07008, and it is an independent wholesale food distributor.

                                       PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
            NAME                           POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
----------------------------  ------------------------------------------------------------------------------------
Frank M. Henry*               Frank M. Henry is Chairman of Frank Martz Coach Company. His business address, and the address of Frank Martz Coach Company, is P.O. Box 1007, Wilkes-Barre,
                              Pennsylvania 18773. The principal business of Frank Martz Coach Company is bus transportation. Mr. Henry has been employed with Frank Martz Coach Company for the preceding five years. In addition, Mr. Henry is a director of C-TEC Corporation. The address of C-TEC Corporation is 105 Carnegie Center, Princeton, New Jersey 08540,
                              and it is a diversified international telecommunications and high technology company.
Joseph Neubauer*              Joseph Neubauer is Chairman, President and Chief Executive Officer of ARAMARK
                              Corporation. His business address, and the address of ARAMARK Corporation, is ARA
                              Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107. The principal business of ARAMARK Corporation is provider or manager of food, leisure, uniform, health education and distribution services. Mr. Neubauer has been employed with ARAMARK
                              Corporation for the preceding five years. Mr. Neubauer is also a director of Bell
                              Atlantic Corporation and Federated Department Stores, Inc. The address for Bell
                              Atlantic Corporation is 1717 Arch Street, Philadelphia, Pennsylvania 19103, and its
                              principal business is telecommunications. The address for Federated Department
                              Stores, Inc. is 151 West 34th Street, New York, New York 10001, and its principal business is the sale of apparel, cosmetics, home furnishings and other consumer goods.
Anthony P. Terracciano*       From 1996 to December 31, 1997, Anthony P. Terracciano was President of First Union
                              Corporation. His business address, and the address of First Union Corporation is One
                              First Union Center, Charlotte, North Carolina 28288. First Union Corporation is
                              registered as a bank holding company. Prior to 1996, Mr. Terracciano was Chairman of the Board, President and Chief Executive Officer of First Fidelity Bancorporation.
Malcom S. McDonald*           Malcom S. McDonald is Chairman and Chief Executive Officer of First Union --
                              VA/MD/DC. His business address, and the address of First Union -- VA/MD/DC, is P.O.
                              Box 25970, Richmond, Virginia 23260-5970. The principal business of First Union --
                              VA/MD/DC is banking.
Charles M. Shelton, Sr.*      Charles M. Shelton, Sr. is General Partner of The Shelton Companies. His business address, and the address of The Shelton Companies, is 301 S. College Street, Suite
                              3600, Charlotte, North Carolina 28202. The principal business of The Shelton
                              Companies is investments. Mr. Shelton has been employed with The Shelton Companies for the preceding five years.
Marion A. Cowell, Jr.         Marion A. Cowell, Jr. is Executive Vice President, Secretary and General Counsel of
                              First Union Corporation. His business address, and the address of First Union
                              Corporation, is One First Union Center, Charlotte, North Carolina 28288. The
                              principal business of First Union Corporation is a registered bank holding company.
                              Mr. Cowell has been employed with First Union Corporation for the preceding five years.
Robert T. Atwood              See Part 10 above.

     12. Andover. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of the director and executive officer of Andover. The director and executive officer of Andover is a United States citizen. The director and executive officer does not own any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
A. John Knapp, Jr.      A. John Knapp, Jr. is the President and Secretary of Andover. His business address, and the address of Andover, is 910 Travis Street, Suite 2205, Houston,
                        Texas 77002. The principal business of Andover is real estate development. The principal employment of Mr. Knapp for the preceding five years has been acting as
                        President of Andover.

     13. O'Sullivan Oil. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of the director and executive officer of O'Sullivan Oil. The director and executive officer does not own any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
C. N. O'Sullivan        C. N. O'Sullivan, a United States citizen, is the President and Secretary of
                        O'Sullivan Oil. His business address is 910 Travis Street, Suite 2150, Houston,
                        Texas 77002. The principal business of O'Sullivan Oil is oil and gas exploration and production. The principal employment of Mr. O'Sullivan for the preceding five years has been acting as President of O'Sullivan Oil.

     14. Smith Funding. Set forth below are the name, business address and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of each member and manager of Smith Funding. The business address of each member and manager, unless otherwise indicated below, is 1100 Louisiana Street, Suite 3150, Houston, Texas 77002. Managers are indicated by an asterisk (*). None of the members or managers of Smith Funding owns any Units.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Scott W. Smith*         Scott W. Smith, a United States citizen, is a consultant to O'Sullivan Oil, and his business address and the business address of O'Sullivan Oil is 910 Travis
                        Street, Suite 2150, Houston, Texas 77002. The principal business of O'Sullivan
                        Oil is oil and gas exploration and production. From 1990 to 1996, Mr. Smith acted as land manager for Triad Energy Corporation, and from 1997 to present he has been Manager of Land/Marketing for O'Sullivan Oil. The business address of Triad
                        Energy Corporation is 1616 Voss, Suite 650, Houston, Texas, 77057, and its
                        principal business is oil and gas exploration and production.
A. John Knapp, Jr.*     See Part 12 above.
R. Randall Grace*       R. Randall Grace, a United States citizen has been an investment associate at
                        Chilton Capital Management since 1997. Chilton Capital Management is a registered investment advisory firm. The business address of Chilton Capital Management, and
                        Mr. Grace's business address, is 910 Travis Street, Suite 2200, Houston, Texas
                        77002. From September 1994 to January 1997, Mr. Grace was employed with
                        Willowbrook Riding Stables, Inc., a New York corporation. The business address of
                        Willowbrook Riding Stables, Inc. is Rural Route 1, Box 143, Clinton Corners, New
                        York 12514, and its principal business is training and selling horses. Prior to
                        September 1994, Mr. Grace was a student.

                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL OCCUPATIONS,
         NAME                       POSITIONS, OFFICES OR EMPLOYMENTS FOR THE PAST FIVE YEARS
         ----                   -----------------------------------------------------------------
Locke Investments,      Locke Investments, L.P. is a Texas limited partnership with its principal
  L.P.                  executive offices at 910 Travis Street, Suite 2206, Houston, Texas 77002, and its
                        principal business is real estate development. The general partner of Locke
                        Investments, L.P. is James L. Goettee, Jr. Mr. Goettee, a United States citizen, is a principal in Andover Development, LLC, which is engaged in real estate development. His business address, and the address of Andover Development, LLC, is 910 Travis Street, Suite 2206, Houston, Texas 77002. Prior to joining Andover
                        Development, LLC in 1996, Mr. Goettee was a student.
Allen R. Schubert       Allen R. Schubert, a United States citizen, is a principal of Schubert
                        Properties, a real estate development company. His business address, and the address of Schubert Properties, is 1300 Post Oak Boulevard, Suite 1100, Houston,
                        Texas 77056. Mr. Schubert has been engaged in real estate development for the past five years.
Christopher L. Knapp    Christopher L. Knapp, a United States citizen, is a partner in Chilton Capital
                        Management, an investment advisory firm. His business address, and the address of
                        Chilton Capital Management, is 910 Travis Street, Suite 2200, Houston, Texas
                        77002. Prior to joining Chilton Capital Management in 1996, Mr. Knapp had been employed since 1985 by Brown Brothers Harriman, an investment firm. The business address of Brown Brothers Harriman is 4900 Trammell Crow Center, 2001 Ross
                        Avenue, Dallas, Texas.
Breckinridge L. Knapp   Breckinridge L. Knapp, a United States citizen, is an associate of Heritage
                        Finance and Trust, an investment management firm. His business address, and the address of Heritage Finance and Trust, is 12 Cours des Bastions, 1205 Geneva,
                        Switzerland. Prior to joining Heritage Finance and Trust in 1997, Mr. Knapp was employed by Citibank, #16 KQUAI, General Guissuu #1204, Geneva, Switzerland. The
                        principal business of Citibank is commercial banking.

                                                                     SCHEDULE II

                     TRANSACTIONS IN UNITS DURING THE PAST
                          SIXTY DAYS BY THE ACQUIRORS

     (1) The following acquisitions were open-market transactions:

                                                              TRANSACTION     SHARES     PRICE PER
                     IDENTITY OF PERSON                          DATES       ACQUIRED      SHARE
                     ------------------                       -----------    --------    ---------
San Juan Partners, L.L.C. ..................................    1/12/98       10,000      $6.175
                                                                1/12/98        8,000       6.30
                                                                1/13/98          500       6.30
                                                                1/13/98        5,800       6.175
                                                                1/14/98        1,500       6.4375
                                                                1/15/98        1,000       6.55
A. John Knapp, Jr. .........................................   11/25/97        1,500       7.875
Andover Group, Inc. ........................................   12/08/97        5,000       6.375
                                                               12/11/97        5,000       6.25
                                                               12/05/97        4,000       6.8125
                                                               12/05/97        2,000       6.875
                                                               12/04/97        2,000       7
                                                               12/04/97        2,000       7.0625
                                                               12/03/97        2,000       7.1875
                                                               12/02/97        3,900       7.5
                                                               12/02/97        5,000       7.5625
                                                               12/01/97        1,100       7.5
                                                               12/24/97          200       5.5
Dr. Antonio Moure...........................................   11/25/97        3,000       7.5
Charles T. McCord III.......................................   11/28/97       10,000       7.4375
                                                               12/02/97        9,100       7.5
                                                               12/08/97       10,000       6.5625
                                                               12/09/97       10,000       6.25
                                                               12/16/97        8,300       6.1875
                                                               12/17/97        1,700       6.1875
                                                               12/17/97       10,000       6.1875
                                                               12/18/98       10,000       6.125
                                                               12/19/98        5,000       5.875
                                                               12/22/98       10,000       5.1875
                                                               12/23/97       10,000       5.75
C. N. O'Sullivan............................................   12/05/97       10,000       6.243
                                                               12/05/97       10,000       6.228
                                                               12/16/97        2,000       6.125
                                                               12/16/97        5,000       6
                                                               12/16/97        5,000       5.875
                                                               12/17/97        6,000       5.8125
O'Sullivan 1993 Children's Trust............................   11/24/97        5,000       7.55
                                                               12/02/97        2,000       6.927
                                                               12/02/97        3,000       6.863
                                                               12/03/97        1,400       6.312
                                                               12/03/97        3,000       6.676
                                                               12/03/97        1,600       6.471
                                                               12/04/97        2,000       6.239
                                                               12/04/97        3,000       6.301

                                                              TRANSACTION     SHARES     PRICE PER
                     IDENTITY OF PERSON                          DATES       ACQUIRED      SHARE
                     ------------------                       -----------    --------    ---------
<->                                                            12/11/97        5,000      $6.363
                                                               12/16/97        3,000       6.176
Christopher P. Scully.......................................   11/24/97        5,000       7.5
                                                               12/02/97        5,000       6.93
                                                               12/05/97       20,000       6.243
                                                               12/09/97        2,200       6.25
                                                               12/10/97       10,000       6.315
                                                               12/16/97       10,000       5.875
                                                               12/17/97       10,000       5.93
                                                               12/18/97        7,800       5.75
Scott W. Smith Funding, L.L.C. .............................    1/07/98          500       6.0625
                                                                1/08/98          200       6.125
                                                                1/09/98        1,000       6.125
                                                                1/09/98        2,300       6.0625
                                                                1/09/98        3,000       6.125
                                                                1/12/98        1,000       6.125
                                                                1/12/98          700       6.0625
John V. Whiting.............................................   12/05/97        3,000       6.228
                                                               12/10/97       10,000       6.375
                                                               12/16/97        4,000       5.75
                                                               12/19/97           40       5.5625
                                                               12/19/97          700       5.625
                                                               12/19/97        1,000       5.5625

     (2) On January 13, 1998, the Knapp's Children's Trust, a Texas trust, Chris Knapp, trustee, sold 1,100 Units to Smith Funding at price of $7.20 per Unit, pursuant to a private transaction. The Knapp's Children's Trust is an associate of A. John Knapp, Jr., who is the controlling shareholder and President of Andover, an Acquiror.

     (3) On January 15, 1998, the Alfred J. Knapp, Jr. Trust, a Texas trust, David H. Knapp, trustee, sold 1,000 Units to Andover at a price of $7.20 per Unit, pursuant to a private transaction. The Alfred J. Knapp, Jr. Trust is an associate of A. John Knapp, Jr., who is the controlling shareholder and President of Andover, an Acquiror.

     (4) On January 14, 1998, Dr. Antonio Moure sold 9,000 Units to Smith Funding at a price of $7.20 per Unit, pursuant to a private transaction. Dr. Moure is an associate (father-in-law) of A. John Knapp, Jr., who is the controlling shareholder and President of Andover, an Acquiror.

     (5) On January 13, 1998, A. John Knapp, Jr. sold 24,500 Units to Smith Funding at a price of $7.20 per Unit, pursuant to a private transaction. A. John Knapp, Jr. is the controlling shareholder and President of Andover, an Acquiror.

     (6) On January 13, 1998, C. N. O'Sullivan sold 38,000 Units to O'Sullivan Oil at a price of $7.13 per Unit, pursuant to a private transaction. C. N. O'Sullivan is the sole shareholder, officer and director of O'Sullivan Oil, which is one of the Acquirors.

     (7) On January 13, 1998, the O'Sullivan 1993 Children's Trust, a Texas trust, C. N. O'Sullivan, trustee, sold 62,000 Units to O'Sullivan Oil at a price of $7.13 per Unit, pursuant to a private transaction. The O'Sullivan 1993 Children's Trust is an associate of C. N. O'Sullivan, who is the sole shareholder, officer and director of O'Sullivan Oil, which is one of the Acquirors.

     (8) On January 15, 1998, in connection with the capitalization of the Purchaser, each of the following entities transferred the number of Units listed below to the Purchaser in return for units of interest in the Purchaser, pursuant to a private transaction:

                  ENTITY                    UNITS TRANSFERRED TO THE PURCHASER
                  ------                    ----------------------------------
Andover...................................                34,300
Charles T. McCord III.....................               124,100
O'Sullivan Oil............................               100,000
Christopher P. Scully.....................               100,000
Smith Funding.............................                42,200
John V. Whiting...........................                21,740

     Facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, certificates for Units and any other required documents should be sent or delivered by each Unit holder or his broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of the addresses set forth below:

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

       By Hand Delivery
        or Overnight:              Facsimile Transmission:                 By Mail:
      Tender & Exchange                 (212) 815-6213                Tender & Exchange
          Department              (For Eligible Institutions              Department
      101 Barclay Street                    Only)                       P.O. Box 11248
 Receive and Delivery Window                                        Church Street Station
   New York, New York 10286         Confirm by Telephone:             New York, New York
                                        (800) 507-9357                    10286-1248

     Any questions or requests for assistance or additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                               MORROW & CO., INC.

                          909 Third Avenue, 20th Floor
                            New York, New York 10022
                                 (212) 754-8000
                            Toll Free (800) 566-9061

                     Banks and Brokerage Firms please call:
                                 (800) 662-5200

                      The Dealer Manager for the Offer is:

                           JEFFERIES & COMPANY, INC.
                               909 Fannin Street
                                   Suite 3100
                              Houston, Texas 77002
                                 (713) 658-1100
                            Toll Free (800) 533-0072